Exhibit 10.1

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 30, 2020 by and among the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement from time to time, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), BMO HARRIS BANK, N.A., a national banking association (“BMO”), as Administrative Agent, Swingline Lender and L/C Issuer (together with its permitted successors and assigns in such capacity, the “Administrative Agent”) and DULUTH HOLDINGS INC.,  a Wisconsin corporation (“Borrower”).

W I T N E S S E T H

WHEREAS, Borrower, the Lenders, and BMO, as Administrative Agent, are parties to that certain Credit Agreement, dated as of May 17, 2018, (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lenders agree to make certain modifications to the Credit Agreement;

WHEREAS, Borrower has requested that certain of the Lenders make available to Borrower an additional Delayed Draw Term Loan in an amount not to exceed $20,500,000;

WHEREAS, subject to the terms and conditions set forth herein, the Lenders are willing to accommodate Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Defined Terms; Rules of Construction.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  The rules of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

2.Amendments to the Credit Agreement.

(a) Each of the parties hereto agrees that, effective as of the date hereof, the Credit Agreement shall be amended to delete the stricken text in red (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text in blue (indicated textually in the same manner as the following example: double-underlined text), to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 2.1.
(c) Exhibit D-3 is added to the Credit Agreement in the form attached hereto as Exhibit D-3.
(d) Exhibit G to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit G.

3.Delayed Draw Term B Loan.

(a) At the request of the Borrower pursuant to Section 2.3 of the Credit Agreement, each “Delayed Draw Term B Loan Lender” signatory hereto (each a “Delayed Draw Term B Loan Lender” and together the “Delayed Draw Term B Loan Lenders”) hereby agrees to provide Delayed Draw Term B Loan as set forth on Schedule 2.1 of the Credit Agreement and in an aggregate amount for all such Delayed Draw Term B Loan Lenders of $20,500,000 after the Amendment Number One Effective Date. The Delayed Draw Term B Loans provided pursuant to this Amendment and funded pursuant thereto shall be subject to all of the terms and conditions set forth in the Credit Agreement and the other applicable Loan Documents.

(b) Each Lender, Borrower and Administrative Agent each acknowledges and agrees that (i) Delayed Draw Term B Loans made pursuant to the Delayed Draw Term B Loan Commitments shall constitute “Term Loans” for all purposes of the Credit Agreement and the other applicable Loan Documents, (ii) the Delayed Draw Term B Loan Commitments shall be subject to the fees set forth in the Administrative Agency Fee Letters, (iii) the Delayed Draw Term B Loan Commitments constitute “Commitments” under the Credit Agreement, (iv) the remaining outstanding principal balance of, and all accrued and unpaid interest on, the Delayed Draw Term B Loan shall be due and payable in full on the Delayed Draw Term B Loan Maturity Date and (vi) the Delayed Draw Term B Loan Lenders shall constitute “Lenders” for all purposes of the Credit Agreement and the other applicable Loan Documents.

(c) Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Delayed Draw Term B Loan Commitments created hereunder and (ii) all such Obligations (including any Delayed Draw Term B Loan funded pursuant to the Delayed Draw Term B Loan Commitments created hereunder) shall constitute (and be included in the definition of) “Obligations” under the Credit Agreement and be entitled to the benefits of the respective Loan Documents.

4.Conditions Precedent to Amendment.  The satisfaction or waiver of each of the following shall constitute conditions precedent to the effectiveness of each of the amendments and modifications set forth in this Amendment:

(a) Administrative Agent shall have received this Amendment, duly executed by all Lenders and the Loan Parties, and the same shall be in full force and effect.

(b) Administrative Agent shall have received a Delayed Draw Term B Note in favor of each Delayed Draw Term B Loan Lender requesting a Delayed Draw Term B Note, duly executed by the Loan Parties, and the same shall be in full force and effect.

(c) Administrative Agent shall have received that certain Administrative Agency Fee Letter dated as of April 15, 2020, duly executed and delivered by the Borrower and the same shall be in full force and effect and in form and substance satisfactory to Administrative Agent.

(d) Administrative Agent shall have received resolutions of Borrower’s board of directors or other authorizing parties, as applicable, approving and authorizing the execution, delivery and performance of this Amendment and the Delayed Draw Term B Notes, certified as of the Amendment Number One Effective Date by Borrower’s corporate secretary or other authorized individual as applicable, as being in full force and effect without any modification or amendment.

(e) Administrative Agent shall have received a favorable written opinion of counsel to Borrower and each Subsidiary with respect to the execution, delivery and enforceability of this Amendment and including such other opinions as Administrative Agent shall require.

(f) The representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects.

(g) Such other matters as Administrative Agent may require.

5.Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a) Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with their terms.

(b) The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or Borrower’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Credit Agreement are correct in all material respects (without duplication of any materiality qualifiers set forth in such representations or warranties) on and as of the Effective Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute a Default or an Event of Default.

7.GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION, AND WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 9.11 THROUGH 9.12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.Counterpart Execution.  This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

9.Effect on Loan Documents.

(a) Upon and after the effectiveness of this Amendment, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby, and (ii) each reference in each Delayed Draw Term A Note to “Delayed Draw Term Loans” and “Delayed Draw Term Notes” shall mean and be a reference to ‘Delayed Draw Term A Loans” and “Delayed Draw Term A Notes” respectively.

(b) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified hereby.

(c) This Amendment is a Loan Document.

10.Entire Agreement.  This Amendment, the Credit Agreement, and the other Loan Documents represent the entire agreement of Borrower and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Loan Party, Administrative Agent or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

11.Reaffirmation of Obligations.  The Credit Agreement, as modified hereby, and each of the other Loan Documents, as modified as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  Except for the amendments and modifications expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party.  Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Administrative Agent, on behalf of itself or for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remains collateral for such obligations from and after the date hereof.

12.Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction).  The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name:

Title:

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Administrative Agent”

BMO HARRIS BANK N.A.

By: ______________________________

Name:

Title:

“Lender”

BMO HARRIS BANK N.A.

By: ______________________________

Name:

Title:

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Lender”

U.S. BANK NATIONAL ASSOCIATION

By: ______________________________

Name:

Title:

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Lender”

WELLS FARGO BANK, N.A.

By: ______________________________

Name:

Title:

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Lender”

KEYBANK NATIONAL ASSOCIATION

By: ______________________________

Name:

Title:

EXHIBIT A

AMENDMENTS TO CREDIT AGREEMENT

[attached]

EXHIBIT D-3

FORM OF DELAYED DRAW TERM B NOTE

Delayed Draw Term B Note

U.S. $_______________April 30, 2020

For Value Received, the undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Delayed Draw Term Loans made or maintained by the Lender to Borrower pursuant to the Credit Agreement, on the Delayed Draw Term B Loan Maturity Date, together with interest on the principal amount of such Delayed Draw Term B Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Delayed Draw Term B Notes referred to in the Credit Agreement dated as of May 17, 2018, among Borrower, the Lenders and L/C Issuer parties thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon,  and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

[Signature on Following Page]

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name: David Loretta

Title: Senior Vice President and Chief Financial Officer

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Duluth Holdings Inc.

Compliance Certificate

To:BMO Harris Bank N.A., as Administrative Agent under, and the Lenders and L/C Issuer parties to, the Credit Agreement described below

This Compliance Certificate is furnished to Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Credit Agreement dated as of May 17, 2018, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.I am the duly elected ____________ of ___________________________________;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.The financial statements required by Section 5.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.The Schedule I hereto sets forth financial data and computations evidencing Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Duluth Holdings Inc.

By________________________________

Name______________________________

Title ________________________________

Schedule I

to Compliance Certificate

Duluth Holdings Inc.

Compliance Calculations

for Credit Agreement dated as of May 17, 2018

Calculations as of _____________, _______

A.Maximum Rent Adjusted Leverage Ratio (Section 6.12(a))
1.Indebtedness for Borrowed Money of Borrower and its Subsidiaries	$___________
2.Indebtedness for Borrowed Money of any other Person which is guaranteed by Borrower or its Subsidiaries	$__________
3.Average calendar month end outstanding principal balance of the Revolving Loans	$___________
4. Outstanding principal balance of the Term Loans	$___________
5.Aggregate rent and lease expenses for four prior Fiscal Quarters multiplied by five (5)	$___________
6.Line A1 plus A2, A3, A4 and A5 (“Rent Adjusted Total Funded Indebtedness”)	$___________
7.Net Income for past 4 quarters	$___________
8.Interest Expense for past 4 quarters	$___________
9.Income taxes for past 4 quarters	$___________
10.Depreciation and amortization expense for past 4 quarters	$___________
11.Rent and lease expenses for past 4 quarters	$___________
12.Non-cash capital stock or other equity interest	$___________

13.Other non-cash items and extraordinary items	$___________
14.Sum of Lines A7 through A13 (“EBITDAR”)	$___________
15.Ratio of Line A6 to A14	____:1.0
15.Line A15 ratio must not exceed	____:1.0
16.Borrower is in compliance (circle yes or no)	yes/no
B.Fixed Charge Coverage Ratio (Section 6.12(b))
1.Net Income for past 4 quarters	$___________
2.Interest Expense for past 4 quarters	$___________
3.Income taxes for past 4 quarters	$___________
4.Depreciation and amortization expense for past 4 quarters	$___________
5.Rent and lease expenses for past 4 quarters	$___________
6.Non-cash capital stock or other equity interest	$___________
7.Other non-cash items and extraordinary items	$___________
8.Sum of Lines B1 through B7 (“EBITDAR”)	$___________
9.Assumed Maintenance Capital Expenditures	$___________
10.Income taxes for the past 4 quarters	$___________
11.Restricted Payments for the past 4 quarters	$___________
12.Line B8 minus the sum of Lines B9, B10 and B11	$___________
13.Principal payments for past 4 quarters	$___________
14.Interest Expense for past 4 quarters	$___________
15.Rent and lease expenses for past 4 quarters	$___________
16.Sum of Lines B13, B14 and B15	$___________

17.Ratio of Line B12 to Line B16	____:1.0
18.Line B17 ratio must not be less than	____:1.0
19.Borrower is in compliance (circle yes or no)	yes/no

SCHEDULE 2.1

LENDER COMMITMENTS

Name of Lender	Revolving Commitment	Delayed Draw Term A Loan Commitment (as of the Closing Date)	Delayed Draw Term B Loan Commitment (as of the Amendment Number One Effective Date)
U.S. Bank National Association	$14,358,974.36	$8,974,358.97	$4,484,375.00
Wells Fargo Bank, N.A.	$14,358,974.36	$8,974,358.97	$0.00
KeyBank National Association	$14,358,974.36	$8,974,358.97	$4,484,375.00
BMO Harris Bank N.A.	$36,923,076.92	$23,076,923.09	$11,531,250.00
Total	$80,000,000.00	$50,000,000.00	$20,500,000.00

Credit Agreement

Dated as of May 17, 2018

As amended by Amendment Number One, dated April 30, 2020

among

Duluth Holdings Inc.,
as the Borrower,

BMO Harris Bank N.A.,
as Administrative Agent, Swingline Lender
and L/C Issuer,

and

The Other Lenders Party Hereto

BMO Capital Markets Corp.,
as Sole Lead Arranger and Sole Book Runner

EXHIBITS:

EXHIBIT A:Form of Assignment and Assumption

EXHIBIT B:Form of Borrowing Request

EXHIBIT C:Form of Interest Election Request

EXHIBIT D-1:Form of Delayed Draw Term A Note

EXHIBIT D-2:Form of Revolving Note

EXHIBIT D-3Form of Delayed Draw Term B Note

EXHIBIT E-1:Form of Foreign Lender Certificate (Exemption of Portfolio Interest)

EXHIBIT E-2:Form of Foreign Lender Certificate (Not a Beneficial Owner)

EXHIBIT E-3:Form of Foreign Lender Certificate (Not a Beneficial Owner)

EXHIBIT E-4Form of Foreign Lender Certificate (Direct/Indirect Partner)

EXHIBIT F:Form of Incremental Facility Request

EXHIBIT G:Form of Compliance Certificate

SCHEDULES:

Schedule 2.1:Lender Commitments

Schedule 2.11:Fiscal Quarter End

Schedule 4.2:Subsidiaries

Schedule 4.23:Premises

Schedule 6.1:Permitted Indebtedness

Schedule 6.2:Permitted Liens

Schedule 6.3:Permitted Investments

CREDIT AGREEMENT

This Credit Agreement is entered into as of May 17, 2018 (and as amended on the Amendment Number One Effective Date) by and between Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BMO Harris Bank N.A., a national banking association, as Administrative Agent, Swingline Lender and L/C Issuer.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in Section 1.1.

PRELIMINARY STATEMENT

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) up to $80,000,000 in aggregate principal amount of Revolving Credit Commitments, ~~and~~ (ii) up to $50,000,000 in aggregate principal amount of Delayed Draw Term A Loan Commitments, and (iii) up to $20,500,000 in aggregate principal amount of Delayed Draw Term B Loan Commitments, to refinance existing Indebtedness for Borrowed Money outstanding on the Closing Date, finance working capital and Capital Expenditures, pay certain fees and expenses associated with the funding of the Loans on the Closing Date and for  other general corporate purposes of the Borrower and its Subsidiaries; and

In connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the benefit of the Lenders, a first priority Lien on all of its assets (except for Excluded Property), and

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.
Section 1.1 Definitions. The following terms when used herein shall have the following meanings:

“Account Control Agreement” means deposit account, securities account, and commodity account control agreements with respect to each deposit, securities or commodity account maintained or acquired by Borrower and each of its Subsidiaries.  Each control agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Additional Rent Adjusted Leverage Ratio Requirement” means that, in connection with any Delayed Draw Term Loan or Incremental Term Loan Facility, the Rent Adjusted Leverage Ratio (as of the last day of the immediately preceding Fiscal Quarter of Borrower, but adjusted as set forth in the following sentence) shall be not greater than a ratio equal to the maximum Rent Adjusted Leverage Ratio required to be maintained pursuant to Section 6.12(a) below for such Fiscal Quarter minus an amount equal to 0.25.  For purposes of calculating the Rent Adjusted Leverage Ratio, the principal amount of such proposed Delayed Draw Term Loan or Incremental Term Loan Facility shall be added to the Rent Adjusted Total Funded Indebtedness.

“Adjusted LIBOR Rate” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR Rate=LIBOR

1  ‑ Eurodollar Reserve Percentage

“Administrative Agency Fee ~~Letter~~Letters” means the fee provisions of ~~that~~those certain mandate ~~letter~~letters dated April 4, 2018 and dated April 15, 2020 between the Borrower and the Administrative Agent.

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.3, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agent Parties” is defined in Section 9.3(d)(ii).

“Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms hereof.

“Amendment Number One Effective Date” means April 30, 2020.

“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to Borrower or any Subsidiary or Affiliate.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, Letter of Credit Fee, Revolving Credit Non‑Use Fee and DDTL Non‑Use Fee, from the Closing Date until the first Pricing Date, the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Rent Adjusted Leverage Ratio for Such Pricing Date	Applicable Margin for (i) Revolving Loans and Delayed Draw Term A Loans that are Base Rate Loans and (ii) Reimbursement Obligations shall be:	Applicable Margin for (i) Revolving Loans and Delayed Draw Term A Loans that are Eurodollar Loans and (ii) Letter of Credit Fee shall be:	Applicable Margin for Delayed Draw Term B Loans that are Base Rate Loans shall be:	Applicable Margin for Delayed Draw Term B Loans that are Eurodollar Loans shall be:	Applicable Margin for Revolving Credit Non‑Use Fee shall be:	Applicable Margin for DDTL Non‑Use Fee shall be:
~~I~~IV	Greater than or equal to ~~2.5~~4.50 to 1.0	~~1~~2.00%	~~2~~3.00%	2.50%	3.50%	0.~~30~~35%	0.30%
~~II~~III	Less than ~~2.5~~4.50 to 1.0, but greater than or equal to ~~2.0~~3.75 to 1.0	~~0~~1.75%	~~1~~2.75%	~~0~~2.25%	3.25%	0.30%	0.30%
~~III~~II	Less than ~~2.0~~3.75 to 1.0, but greater than or equal to ~~1.5~~3.00 to 1.0	~~0~~1.50%	~~1~~2.50%	2.00%	3.00%	0.~~20~~30%	0.30%
~~IV~~I	Less than ~~1.5~~3.00 to 1.0	~~0~~1.25%	~~1~~2.25%	1.75%	2.75%	0.~~15~~25%	0.30%

For purposes hereof, the term “Pricing Date” means, for any Fiscal Quarter of Borrower ending on or after ~~April 29, 2018~~May 3, 2020, the date on which Administrative Agent is in receipt of Borrower’s most recent financial statements (and, in the case of the year‑end financial statements, audit report) for the Fiscal Quarter then ended, pursuant to Section 5.5.  The Applicable Margin shall be established based on the Rent Adjusted Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date.  If Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year‑end financial statements, audit report) are required to be delivered under Section 5.5, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level ~~I~~IV shall apply).  If Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date.  In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date.  Each determination of the Applicable Margin made by Administrative Agent in accordance with the foregoing shall be conclusive and binding on Borrower and the Lenders absent manifest error.  For the period of time beginning on the Amendment Number One Effective Date, and ending on the Pricing Date immediately following the Fiscal Quarter of Borrower ending on May 3, 2020, the Applicable Margin shall be at Level II.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Administrative Agent determines that (i) the Rent Adjusted Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Rent Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent on behalf of the Lenders, promptly on demand by the Lender (or, after the occurrence of any Event of Default described in Section 7.1(j) or (k) with respect to Borrower has occurred and is continuing, automatically and without further action by the Administrative Agent or the Lenders), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent or the Lenders under any other provision of the Loan Documents.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Applicable Percentage” means, for any Lender its Revolver Percentage, Delayed Draw Term A  Loan Percentage, Delayed Draw Term B Loan Percentage, or Incremental Term Loan Percentage~~,~~ as applicable; and where the term “Applicable Percentage”  is applied on an aggregate basis (including, without limitation, Section 9.6(b)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, the Delayed Draw Term A  Loan  Percentage, the Delayed Draw Term B Loan Percentage, and the Incremental Term Loan Percentage~~,~~ and expressing such components on a single percentage basis.

“Application” is defined in Section 2.2(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BMO Capital Markets Corp., in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Maintenance Capital Expenditures” means, with respect to Borrower and its Subsidiaries determined on a consolidated basis for the applicable period, an assumed amount of unfinanced Capital Expenditures equal to $10,000,000.

“Available Amount” means, as of any date of determination, the sum of (a) the aggregate Revolving Credit Commitment less (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all L/C Obligations plus (b) Unrestricted Cash.

“Bail‑In Action” means the exercise of any Write‑Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail‑In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail‑In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” of Borrower or any Subsidiary means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Bank Products” means each and any of the following bank products and services provided to Borrower or any Subsidiary by BMO Harris Bank N.A., any other Lender or any of their respective Affiliates:  (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Base Rate” means, for any day, the rate per annum equal to the greatest of:  (a) the rate of interest announced or otherwise established by Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be Administrative Agent’s best or lowest rate), (b) the sum of (i) the rate determined by Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to

Administrative Agent at approximately 10:00 a.m. (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by Administrative Agent for sale to Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher 1/100,000 of 1%) for deposits in U.S. Dollars for a one‑month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” or the “Base Rate” be less than ~~0~~1.00%.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.8(a).

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR and the LIBOR Index Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR and the LIBOR Index Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR and the LIBOR Index Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR or the LIBOR Index Rate:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR or the LIBOR Index Rate announcing that such administrator has ceased or will cease to provide LIBOR or the LIBOR Index Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR or the LIBOR Index Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or the LIBOR Index Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR or the LIBOR Index Rate, a resolution authority with jurisdiction over the administrator for LIBOR or the LIBOR Index Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR or the LIBOR Index Rate, which states that the administrator of LIBOR or the LIBOR Index Rate has ceased or will cease to provide LIBOR or the LIBOR Index Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR or the LIBOR Index Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or the LIBOR Index Rate announcing that LIBOR or the LIBOR Index Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the LIBOR Index Rate and solely to the extent that LIBOR or the LIBOR Index Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section 3.9 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.9.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by 31 C.F.R. § 1010.230 (as amended, modified or supplemented from time to time), in form and substance satisfactory to the Bank.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single Type advanced, continued for an additional Interest Period, or converted from a different Type into such Type by Administrative Agent on a single date and, in the case of Eurodollar Loans, for a single Interest Period.  A Borrowing is “advanced” on the day Administrative Agent and Lenders advance funds comprising such Borrowing to Borrower, is “continued” on the date a new Interest Period for the same Type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one Type of Loans to the other, all as determined pursuant to Section 2.7.

“Borrowing Request” means (a) a request for a Borrowing of Revolving Loans, (b) a request for a Borrowing of Delayed Draw Term Loans, which in each case shall be in substantially in the form of Exhibit B attached hereto, or as the Administrative Agent may otherwise approve.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois. If the applicable Business Day relates to the determination of the LIBOR Index Rate, then Business Day means any day on which banks on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.  “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means investments and instruments described in clauses (a) through (e) of Section 6.3.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq., and any future amendments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership, directly or indirectly, of thirty five percent (35%) or more of the outstanding capital stock or other equity interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis, (b) the failure of Stephen L. Schlecht to beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the outstanding capital stock or other equity interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis, (c) the failure of individuals who are members of the board of directors (or similar governing body) of Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of Borrower, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money of Borrower or any Subsidiary shall occur.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Delayed Draw Term A  Loans, Delayed Draw Term B Loans or Incremental Term Loans.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 3.1 shall be satisfied or waived in a manner in accordance with Section 9.4.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to Administrative Agent for the benefit of the Lenders, or any security trustee therefor, by the Collateral Documents.

“Collateral Access Agreement” means any landlord waiver, warehouse, processor or other bailee letter or other agreement, in form and substance satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of Borrower or any Subsidiary for any real property where any Collateral is located, as such landlord waiver, bailee letter or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Account” means a separate collateral account maintained with, held in the name of, and subject to the exclusive dominion and control of, Administrative Agent for the purpose of holding assets as security for, and for application by Administrative Agent or the L/C Issuer (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by L/C Issuer, and to the payment of the unpaid balance of other Obligations.

“Collateral Documents” means the Mortgages, the Account Control Agreements, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, the Hedging Liabilities and the Bank Product Obligations or any part thereof.

“Commitment” means with respect to each Lender on any date, the commitment of such Lender to (a) make a Revolving Loan if such Loan is required to be disbursed on such date, (b) make a Delayed Draw Term Loan if such Loan is required to be disbursed on such date, and (c) purchase a participation in (i) L/C Obligations and (ii) Swingline Loans, in each case if such participation is required to be purchased on such date, expressed as an amount representing the maximum principal and/or face amount of such Loan, Letter of Credit and/or Swingline Loan, as such commitment may be reduced or increased from time to time pursuant to Section 9.6 or reduced from time to time pursuant to Section 2.10 or 2.23.  The initial amount of such Lender’s Commitment is set forth on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Termination Date” means, with respect to the Revolving Loan, the day prior to the Maturity Date, ~~and~~ with respect to the Delayed Draw Term A  Loan, the day prior to the second anniversary of the Closing Date, and with respect to the Delayed Draw Term B Loan, the day that is thirty (30) days prior to the Delayed Draw Term B Loan Maturity Date (except that, in each case, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” is defined in Section 9.3(d)(ii).

“Consolidated Total Assets” means the consolidated total assets of Borrower and its Subsidiaries as shown on the financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.5 for the most recently ended period.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Credit Event” means the advancing of any Loan, any L/C Credit Extension, or any other extension of credit made hereunder.

“DDTL Non-Use Fee” shall mean the fee payable by the Borrower to the Administrative Agent for the account of the Lenders for the portion of the Delayed Draw Term B  Loan Commitments which remain unused, pursuant to Section 2.12(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to principal, the applicable interest rate plus 2.00% per annum (provided that, with respect to a Eurodollar Loan, the determination of the applicable interest rate is subject to Section 2.7(e) to the extent that Eurodollar Loans may not be converted to, or continued as, Eurodollar Loans, pursuant thereto) and (b) with respect to any other overdue amount (including overdue interest and fees), the interest rate applicable to Base Rate Loans in the case of overdue interest or fee plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail‑in Action;  provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender.

“Delayed Draw Funding Date” means the date or dates on which the Delayed Draw Term Loans are funded pursuant to Section 2.3; which for the avoidance of doubt, may not be a date (i) after the Delayed Draw Term A  Loan Commitment Expiration Date with respect to Delayed Draw Term A Loan Commitments, and (ii) after the Delayed Draw Term B Loan Commitment Expiration Date with respect to Delayed Draw Term B Loan Commitments.

 “Delayed Draw Term  A Loan” is defined in Section 2.3(a) and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “Type” of Delayed Draw Term A  Loan hereunder.

“Delayed Draw Term A  Loan Commitment” means, as to any Delayed Draw Term A  Loan Lender, the obligation of such Delayed Draw Term A  Loan Lender to make a portion of the Delayed Draw Term  A Loans to the account of the Borrower hereunder on the Delayed Draw Funding Dates in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Schedule 2.1, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof.  The aggregate Delayed Draw Term A  Loan Commitment of all Delayed Draw Term A  Loan Lenders on the Closing Date shall be $50,000,000. The Delayed Draw Term A  Loan Commitment of each Delayed Draw Term A  Loan Lender as of the Closing Date is set forth opposite the name of such Delayed Draw Term  A Loan Lender on Schedule 2.1.

“Delayed Draw Term A  Loan Commitment Expiration Date” means the earlier of (i) the date on which the Delayed Draw Term A  Loan Commitments have been fully drawn or (ii) the Commitment Termination Date~~.~~

~~“~~ with respect to Delayed Draw Term A Loans.  The Delayed Draw Term A Loan Commitment Expiration Date has occurred prior to the First Amendment Effective Date due to it being fully drawn.

“Delayed Draw Term A Loan Exposure”  means, as to any Delayed Draw Term  A Loan Lender at any time, the aggregate principal amount at such time of its outstanding Delayed Draw Term A  Loans.

“Delayed Draw Term A  Loan Lender” means any Lender with a Delayed Draw Term A  Loan Commitment and/or outstanding Delayed Draw Term A  Loans.

“Delayed Draw Term A  Loan Percentage” means, for each Delayed Draw Term A  Loan Lender, the percentage of the total Delayed Draw Term A  Loan Commitments represented by such Lender’s Delayed Draw Term A  Loan Commitment or, if the Delayed Draw Term A  Loan Commitments have been terminated or expired, the percentage of the total Delayed Draw Term A  Loan Exposure then outstanding held by such Lender.

“Delayed Draw Term A  Note” is defined in Section 2.13(c).

“Delayed Draw Term B Loan” is defined in Section 2.3(b) and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “Type” of Delayed Draw Term B Loan hereunder.

“Delayed Draw Term B Loan Commitment” means, as to any Delayed Draw Term B Loan Lender, the obligation of such Delayed Draw Term B Loan Lender to make a portion of the Delayed Draw Term B Loans to the account of the Borrower hereunder on the Delayed Draw Funding Dates in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Schedule 2.1, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof.  The aggregate Delayed Draw Term B Loan Commitment of all Delayed Draw Term B Loan Lenders on the Amendment Number One Effective Date shall be $20,500,000. The Delayed Draw Term B Loan Commitment of each Delayed Draw Term B Loan Lender as of the Amendment Number One Effective Date is set forth opposite the name of such Delayed Draw Term B Loan Lender on Schedule 2.1.

“Delayed Draw Term Loan B Commitment Expiration Date” means the earlier of (i) the date on which the Delayed Draw Term Loan B Commitments have been fully drawn or (ii) the Commitment Termination Date with respect to Delayed Draw Term B Loans.

“Delayed Draw Term B Loan Exposure”  means, as to any Delayed Draw Term B Loan Lender at any time, the aggregate principal amount at such time of its outstanding Delayed Draw Term B Loans.

“Delayed Draw Term B Loan Lender” means any Lender with a Delayed Draw Term B Loan Commitment and/or outstanding Delayed Draw Term B Loans.

“Delayed Draw Term B Loan Maturity Date”  means the first to occur of (a) April 29, 2021, or (b) the occurrence of an Event of Default and the acceleration of the Obligations.

“Delayed Draw Term B Loan Percentage” means, for each Delayed Draw Term B Loan Lender, the percentage of the total Delayed Draw Term B Loan Commitments represented by such Lender’s Delayed Draw Term B Loan Commitment or, if the Delayed Draw Term B Loan Commitments have been terminated or expired, the percentage of the total Delayed Draw Term B Loan Exposure then outstanding held by such Lender.

“Delayed Draw Term B Note” is defined in Section 2.13(c).

“Delayed Draw Term Loan” means a Delayed Draw Term A Loan or a Delayed Draw Term B Loan.

“Delayed Draw Term Loan Commitment” means a Delayed Draw Term A Loan Commitment or a Delayed Draw Term B Loan Commitment.

“Disposition” means the sale, lease, conveyance or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of Property, other than sales or other dispositions expressly permitted under Sections 6.4(i),  6.4(ii), or 6.4(iii).

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.9 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR or the LIBOR Index Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDAR” means, with respect to Borrower and its Subsidiaries determined on a consolidated basis for the applicable period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income tax expenses for such period, (c) depreciation, amortization, depletion and other like reductions to income for such period and (d) rent and lease expenses for such period calculated in accordance with GAAP, and plus or minus, as applicable, (i) non-cash capital stock or other equity interest based compensation awards and (ii) other non‑cash items and extraordinary/unusual/non‑recurring items (including non‑cash purchase accounting adjustments) as agreed to in the Administrative Agent’s reasonable discretion.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.6(b)(iii)).

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, Lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Laws pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“EU Bail‑In Legislation Schedule” means the EU Bail‑In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 2.8(a).

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.  The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Event of Default” means any event or condition identified as such in Section 7.1.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Property” means all real Property owned by the Borrower which is not a Required Mortgaged Premises.

“Excluded Swap Obligation” means any Swap Obligation of a Loan Party (other than the direct counterparty of such Swap Obligation) if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the Guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any withholding Taxes imposed under FATCA.

“Facilities” means the Revolving Facility, the credit facility for making Delayed Draw Term A Loans, the credit facility for making Delayed Draw Term B Loans, and the Incremental Term Loan Facilities.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd‑1, et seq.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Funds Rate” means the fluctuating interest rate per annum described in part (i) of clause (b) of the definition of Base Rate.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fiscal Quarter” means each fiscal quarter of Borrower and its Subsidiaries ending on the dates set forth on Schedule 2.11.

“Fixed Charge Coverage Ratio” means, with respect to Borrower and its Subsidiaries determined on a consolidated basis as of any date of determination, the ratio of (a) the sum of (i) EBITDAR for the four Fiscal Quarters ending on such date of determination minus (ii) Assumed Maintenance Capital Expenditures minus (iii) federal, state, and local income Taxes paid in cash during the applicable period minus (iv) Restricted Payments during the applicable period to (b) Fixed Charges for the four Fiscal Quarters ending on such date of determination.

“Fixed Charges” means, with respect to Borrower and its Subsidiaries determined on a consolidated basis for the applicable period, the sum of (a) all regularly scheduled payments of principal made or to be made during such period with respect to Indebtedness for Borrowed Money of Borrower and its Subsidiaries, plus (b) Interest Expense for such period paid in cash, and plus (c) aggregate rent and lease expenses for such period calculated in accordance with GAAP.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“Guarantor” and “Guarantors” each is defined in Section 5.12(a).

“Guaranty” and “Guaranties” each is defined in Section 5.12(a).

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Liability” means the liability of Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates; provided, that Hedging Liability shall not include Excluded Swap Obligations.

“Incremental Effective Date” is defined in Section 2.24(a).

“Incremental Facility” and “Incremental Facilities” each is defined in Section 2.24(a).

“Incremental Facility Request” is defined in Section 2.24(a).

“Incremental Revolving Loan Commitment” is defined in Section 2.24(a).

“Incremental Term Loan” is defined in Section 2.24(a).

“Incremental Term Loan Commitment” is defined in Section 2.24(a).

“Incremental Term Loan Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Incremental Term Loans.

“Incremental Term Loan Facility” and “Incremental Term Loan Facilities” each is defined in Section 2.24(a).

 “Incremental Term Loan Percentage” means, the percentage of the total Incremental Term Loan Exposure then outstanding held by such Lender.

“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, and (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7, which shall be in substantially the form of Exhibit C attached hereto or as the Administrative Agent may otherwise approve.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and ~~on the Maturity Date and~~if such Eurodollar Loan is a Revolving Loan or a Delayed Draw Term A Loan, on the Maturity Date and if such Eurodollar Loan is a Delayed Draw Term B Loan, on the Delayed Draw Term B Loan Maturity Date, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, and (b) with respect to any Base Rate Loan, the last day of every Fiscal Quarter (provided that whenever the last day of any Fiscal Quarter would otherwise be a day that is not a Business Day, the Interest Payment Date shall be extended to the next succeeding Business Day, provided that, if such extension would cause the Interest Payment Date to occur in the following calendar month, such Interest Payment Date shall be the immediately preceding Business Day) and ~~on the~~, with respect to Revolving Loans and Delayed Draw Term A Loans, on the Maturity Date, and with respect to Delayed Draw Term B Loans, on the Delayed Draw Term B Loan Maturity Date.

“Interest Period” means, with respect to any Borrowing of Eurodollar Loans, the period commencing on the date such Borrowing of Eurodollar Loans is advanced, continued, or created by conversion and ending 1, 2, 3, or 6 months thereafter as selected by Borrower in its notice as provided herein; provided that:

i.no Interest Period shall extend beyond the final Maturity Date of the relevant Loans~~;~~ consisting of Revolving Loans and Delayed Draw Term A Loans and no Interest Period shall extend beyond the Delayed Draw Term B Loan Maturity Date of relevant Loans consisting of Delayed Draw Term B Loans.

ii.no Interest Period with respect to any Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on such Term Loans unless the sum of (a) the aggregate principal amount of such Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

iii.whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

iv.for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Joinder Agreement” means a joinder or similar agreement entered into by any Person (including any Lender) under Section 2.24 pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof or the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof.

“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Documents” means, as to any Letter of Credit, each Application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“L/C Issuer” means BMO Harris Bank N.A. in its capacity as issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The L/C Obligations of any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the total amount of the Revolving Credit Commitments.  The L/C Sublimit is part of, and not in addition to, the Revolving Facility.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption or purusant to Section 2.24, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context requires otherwise, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any commercial or standby letter of credit issued hereunder.

“Letter of Credit Fee” shall mean the fee payable by the Borrower to the Administrative Agent for the account of the Lenders for the amounts from time to time available to be drawn under outstanding Letters of Credit, pursuant to Section 2.12(b).

“LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing, provided that in no event shall “LIBOR” be less than ~~0~~1.00%.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Parties” means Borrower and each Subsidiary, collectively.

“Loans” means the Revolving Loans, Delayed Draw Term Loans, and Incremental Term Loans, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “Type” of Loan hereunder.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of Borrower or of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower or any Subsidiary of any Loan Document or the rights and remedies of Administrative Agent for the benefit of Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Plan” is defined in Section 7.1(h).

“Maturity Date”  means the first to occur of (a) May 17, 2023, or (b) the occurrence of an Event of Default and the acceleration of the Obligations.

“Maximum Rate” is defined in Section 9.16.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, each Mortgage and Security Agreement with Assignment of Rents and each Deed of Trust and Security Agreement with Assignment of Rents between Borrower or the relevant Subsidiary and Administrative Agent for the benefit of the Lenders relating to the Required Mortgaged Premises, and any other mortgages or deeds of trust delivered to Administrative Agent for the benefit of the Lenders pursuant to Section 5.12(c), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and Cash Equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition and (ii) sales, use or other transactional Taxes paid or payable by such Person as a direct result of such Disposition, (b) with respect to any Event of Loss of a Person,  cash and Cash Equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person,  cash and Cash Equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Net Income” means, with reference to any period for any Person, the net income (or net loss) of such Person for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of such Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, Borrower or another Subsidiary, and (b) the net income (or net loss) of such Person (other than a Subsidiary) in which Borrower or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries during such period.

“Non‑Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.4 and (b) has been approved by the Required Lenders.

“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” each is defined in Section 2.13(c).

“Obligations” means all obligations of Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, Bank Product Obligations, all fees and charges payable hereunder, and all other payment obligations of Borrower or any of its Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired; provided, that Obligations shall not include Excluded Swap Obligations.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” means the event specified in Section 5.9(c).

“OFAC Sanctions Programs” means all Laws, regulations, and Executive Orders administered by OFAC, including the Bank Secrecy Act, anti‑money laundering Laws (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107‑56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal Laws, regulations or Executive Orders, and any similar Laws, regulators or orders adopted by any State within the United States, including, without limitation, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Participant” is defined in Section 9.6(d).

“Participant Register” is defined in in Section 9.6(d).

“Participating Interest” is defined in Section 2.2(e).

“Participating Lender” is defined in in Section 2.2(e).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Permitted Acquisitions” means any acquisition by (i) Borrower or any Subsidiary of substantially all of the assets of a Target, which assets are located in the United States or (ii) Borrower or any Subsidiary of 100% of the capital stock or other equity interests of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a) Borrower shall have delivered to Administrative Agent at least five days prior to the consummation thereof (or such shorter period as Administrative Agent may accept):

(i) (x) notice of such acquisition setting forth in reasonable detail the terms and conditions of such acquisition, (y) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such acquisition and the incurrence or assumption of any indebtedness in connection therewith and (z) to the extent available, a due diligence package acceptable to Administrative Agent, in each case, prior to closing of such acquisition;

(ii) a certificate of a Financial Officer of Borrower demonstrating on a pro forma basis after giving effect to the consummation of such acquisition that (x) the Rent Adjusted Leverage Ratio is ~~not greater~~less than ~~the maximum Rent Adjusted Leverage Ratio permitted under Section 6.12(a) at such time, less 0.25~~3.00 to 1.00, calculated as of the last day of the most recent month preceding the date on which the acquisition is consummated for which financial statements have been delivered, and (y) the Available Amount is not less than $10,000,000; and

(iii) to the extent available, such other information agreements, instruments and other documents as Administrative Agent reasonably shall request;

(b) Borrower shall have delivered to Administrative Agent (i) as soon as available, executed counterparts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and (ii) to the extent required under the related acquisition agreement, all consents and approvals from applicable Governmental Authorities and other Persons;

(c) Borrower and each Subsidiary (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 5.12;
(d) such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target; and
(e) no Default or Event of Default shall then exist or would exist after giving effect thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Premises” means the real Property owned or leased by Borrower or any Subsidiary, including but not limited to Required Mortgaged Premises.

“Prior Facility” means Borrower’s revolving credit facility with BMO Harris Bank N.A., which is refinanced on the Closing Date.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., and any future amendments.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any L/C Issuer, as applicable.

“Register” is defined in Section 9.6(c).

“Reimbursement Obligation” is defined in Section 2.2(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rent Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Rent Adjusted Total Funded Indebtedness as of such date of determination to (b) EBITDAR for the four Fiscal Quarters ending on such date of determination.

“Rent Adjusted Total Funded Indebtedness” means, with respect to Borrower and its Subsidiaries determined on a consolidated basis as of any date of determination, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of Borrower and its Subsidiaries, including without limitation Indebtedness for Borrowed Money incurred in connection with build to suit leases and letters of credit at the full stated amount thereof, but excluding the outstanding principal amount, as of such date, of the Loans; plus (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by Borrower or its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss; plus (c) the average calendar month end outstanding principal amount of the Revolving Loans~~, or (to the extent applicable) the loans under the Prior Facility,~~ during the twelve month period ending on such date of determination; plus (d) the outstanding principal balance of the Term Loans as of such date of determination; plus (e) aggregate rent and lease expenses for the four Fiscal Quarters ending on such date of determination calculated in accordance with GAAP (but, for the avoidance of doubt and notwithstanding any changes in GAAP or the provisions of Section 1.3, excluding any liabilities related to operating leases reflected on Borrower’s and its Subsidiaries’ balance sheet) multiplied by five (5).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided, however, that at any time there are two or more Lenders, “Required Lenders” shall include at least two Lenders.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Mortgaged Premises” means the real property of Borrower hereafter acquired and which has a purchase price or current market value, as determined in Administrative Agent’s sole discretion of $5,000,000 or more, and all buildings and improvements thereon, and all rents, issues, and profits therefrom; provided, however, that any real property of Borrower which is owned as of the Closing Date shall not be Required Mortgaged Premises.

“Resignation Effective Date” is defined in Section 8.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) the chief executive officer, president, executive vice president or a Financial Officer of the Borrower, (b) solely for purposes of the delivery of incumbency certificates and certified organizational documents and resolutions pursuant to Section 3.1, any vice president, secretary or assistant secretary of the Borrower and (c) solely for purposes of Borrowing Requests, requests for L/C Credit Extensions, prepayment notices and notices for Commitment terminations or reductions given pursuant to Section 2, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent).  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payments” is defined in Section 6.6.

“Revolver Percentage” means, for each Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated or expired, the percentage of the total Revolving Credit Exposure then outstanding held by such Lender.

“Revolving Credit Commitment” means, as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Loans and to participate in Swingline Loans and Letters of Credit issued for the account of Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof, including pursuant to any Incremental Revolving Loan Commitment.  The aggregate Revolving Credit Commitment of all Revolving Credit Lenders on the Closing Date shall be $80,000,000.  The Revolving Credit Commitment of each Revolving Credit Lender as of the Closing Date is set forth opposite the name of such Revolving Credit Lender on Schedule 2.1.

“Revolving Credit Exposure”  means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Lender” means any Lender with Revolving Credit Commitment and/or outstanding Revolving Loans.

“Revolving Credit Non-Use Fee” shall mean the fee payable by the Borrower to the Administrative Agent for the account of the Lenders for the portion of the Revolving Credit Commitments which remain unused, pursuant to Section 2.12(a).

“Revolving Credit Termination Date” means the Commitment Termination Date, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 2.10,  7.2 or 7.3.

“Revolving Facility” means the credit facility for making Revolving Loans, Swingline Loans and issuing Letters of Credit as described in this Agreement.

“Revolving Loan” is defined in Section 2.1(a), and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “Type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.13(c).

“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means (a) Administrative Agent, (b) each Lender (including the Swing Line Lender), (c) the L/C Issuer, (d) each Affiliate of a Lender to which any Loan Party is obligated in respect of Hedging Liability and/or Bank Product Obligations, and (e) each Related Party entitled to indemnification under Section 9.5.

“Security Agreement” means that certain General Security Agreement dated the date of this Agreement between Borrower and its Subsidiaries and Administrative Agent, for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (at present fair saleable value measured on a going concern basis) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature in the ordinary course of its business and (c) such Person does not have unreasonably small capital to conduct its business as currently conducted. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means Indebtedness for Borrowed Money which is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are, in each case, in form and substance satisfactory to Administrative Agent.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization.  Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Borrower or of any of its direct or indirect Subsidiaries; provided, for the avoidance of doubt, the term “Subsidiary” shall not include any

VIE in which Borrower or any Subsidiary is an investor or of which Borrower or any Subsidiary is a beneficiary.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Sweep Depositary” shall have the meaning set forth in the definition of Sweep to Loan Arrangement.

“Sweep to Loan Arrangement” means a cash management arrangement established by  Borrower with the Swingline Lender or an Affiliate of the Swingline Lender, as depositary (in such capacity, the “Sweep Depositary”), pursuant to which the Swingline Lender is authorized (a) to make advances of Swingline Loans hereunder, the proceeds of which are deposited by the Swingline Lender into a designated account of the Borrower maintained at the Sweep Depositary, and (b) to accept as prepayments of the Swingline Loans hereunder proceeds of excess targeted balances held in such designated account at the Sweep Depositary, which cash management arrangement is subject to such agreement(s) and on such terms acceptable to the Sweep Depositary and the Swingline Lender.

“Swingline Borrowing” means a Borrowing of a Swingline Loan.

“Swingline Lender” means BMO Harris Bank N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” is defined in Section 2.1(b).

“Swingline Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the total amount of the Revolving Credit Commitments.  The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” means, collectively, the Delayed Draw Term A  Loans, the Delayed Draw Term B Loans and the Incremental Term Loans, if any.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments, Revolving Credit Exposure, Delayed Draw Term A  Loan Exposure, Delayed Draw Term B Loan Exposure and Incremental Term Loan Exposure of such Lender at such time.

“Trade Date” is defined in Section 9.6(b).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Base Rate.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the Borrower and each Subsidiary that is held in an account in which Administrative Agent has a first priority Lien securing the Obligations.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 2.18(g).

“VIE” means a variable interest entity (as such term is used by FASB in FIN 46).

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly‑owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by Borrower and/or one or more Wholly‑owned Subsidiaries within the meaning of this definition.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Terms Generally

.   The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Accounting Terms; Changes in GAAP

.

(a) Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP.  Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 5.5(a) and 5.5(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness for Borrowed Money of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP.  If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of

GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Rates

.   The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR Index Rate” or with respect to any comparable or successor rate thereto.

Letter of Credit Amounts

.   Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time.

Divisions.   For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
SECTION 2. THE CREDIT FACILITIES.
Revolving Credit Commitment.

(a) Revolving Credit Commitments.  Subject to the terms and conditions hereof, each Revolving Credit Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date.  The sum of the aggregate principal amount of Revolving Loans, Swingline Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time.  Each Borrowing of Revolving Loans shall be made ratably by the Revolving Credit Lenders in proportion to their respective Revolver Percentages.  As provided in Section 2.5(b), the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans.  Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

(b) Swingline Loans.

(i) Generally.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swingline Lender agrees to make loans in U.S. Dollars to the Borrower under the Swingline (individually a “Swingline Loan” and collectively the “Swingline Loans”) which shall not in the aggregate at any time outstanding exceed the Swingline Sublimit.  Swingline Loans may be availed of from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date.  Each Swingline Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.  Each Swingline Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect or (computed on the basis of a year of 360 days for the actual number of days elapsed).  Interest on each

Swingline Loan shall be due and payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(ii) Requests for Swingline Loans.  The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrower requests that any Swingline Loan be made, of the amount and date of such Swingline Loan, and, if applicable, the Interest Period requested therefor.  The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower.  Such Swingline Loan shall bear interest at the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect.  Subject to the terms and conditions hereof, the proceeds of each Swingline Loan extended to the Borrower shall be deposited or otherwise wire transferred to a deposit account maintained by Borrower with Administrative Agent or as the Borrower, the Administrative Agent, and the Swingline Lender may otherwise agree.  Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(iii) Refunding Swingline Loans.  In its sole and absolute discretion, the Swingline Lender may at any time, but no less frequently than weekly, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Revolving Credit Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 2.8).  Unless an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to Borrower, regardless of the existence of any other Event of Default, each Revolving Credit Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent (for the account of the Swingline Lender), in immediately available funds, at the Administrative Agent’s Office (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given.  The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Lender to repay the outstanding Swingline Loans.

(iv) Participation in Swingline Loans.  If any Revolving Credit Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swingline Lender pursuant to Section 2.1(b)(iii) above (because an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Loans.  Each Revolving Credit Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan.  The several obligations of the Revolving Credit Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

(v) Sweep to Loan Arrangement. So long as a Sweep to Loan Arrangement is in effect, and subject to the terms and conditions thereof, Swingline Loans may be advanced and prepaid hereunder notwithstanding any notice, minimum amount, or funding and payment location requirements hereunder for any advance of Swingline Loans or for any prepayment of any Swingline Loans. The making of any such Swingline Loans shall otherwise be subject to the other terms and conditions of this Agreement. The Swingline Lender shall have the right in its sole discretion to suspend or terminate the making and/or prepayment of Swingline Loans pursuant to such Sweep to Loan Arrangement with notice to the Sweep Depositary and the Borrower (which may be provided on a same-day basis), if a Default or Event of Default exists. The Swingline Lender shall not be liable to Borrower or any other Person for any losses directly or indirectly resulting from events beyond the Swingline Lender’s reasonable control, including without limitation any interruption of communications or data processing services or legal restriction or for any special, indirect, consequential or punitive damages in connection with any Sweep to Loan Arrangement.

Letters of Credit.

(a) General Terms.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue Letters of Credit for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit; provided however that the L/C Issuer shall not be obligated to issue any Letter of Credit if such issuance would cause the aggregate Revolving Credit Exposure to exceed the aggregate Revolving Credit Commitments.  Each Letter of Credit shall be issued by the L/C Issuer, but each Revolving Credit Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Credit Commitment of each Revolving Credit Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b) Applications.  At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or five Business Days prior to the Revolving Credit Termination Date, in an aggregate face amount not to exceed the limits set forth in Section 2.2(a) above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”).  The Borrower agrees that if on the Revolving Credit Termination Date any Letters of Credit remain outstanding the Borrower shall then deliver to the Administrative Agent, without notice or demand, Cash Collateral in an amount equal to 105% of the aggregate amount of each Letter of Credit then outstanding.  Notwithstanding anything contained in any Application to the contrary:  (A) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.12(b), (B) except as otherwise provided herein or in Sections 2.9,  2.10 or 2.11, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (C) if the

L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, except as otherwise provided for in Section 2.7(e), the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed).  If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date:  (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit.  The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 3 and the other terms of this Section.

(c) Reimbursement Obligations.  Subject to Section 2.2(b), the obligation of the Borrower to reimburse the L/C Issuer for L/C Disbursements (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 12:00 Noon (Chicago time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds).  If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.2(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(e) below.

(d) Obligations Absolute.  The Borrower’s obligation to reimburse L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each of its Subsidiaries to the extent permitted by Applicable Law) suffered by the Borrower or any of its Subsidiaries that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e) Participating Interests.  Each Revolving Credit Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer.  Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a notice of the same from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such notice is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such notice is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to:  (A) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (B) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day.  Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.  The several obligations of the Participating Lenders to the L/C Issuer under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Indemnification.  The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it.  The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g) Manner of Requesting a Letter of Credit.  The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement.  The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Revolving Credit Lenders of the issuance of the Letter of Credit so requested.

(h) Replacement of the L/C Issuer.  The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer.  The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the L/C Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer.  From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuer, as the context shall require.  After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 2.3 Delayed Draw Term Loan ~~Commitment~~Commitments.

(a) Delayed Draw Term A  Loan Commitment.  Subject to the terms and conditions hereof, each Delayed Draw Term A  Loan Lender, by its acceptance hereof, severally agrees to make a delayed draw term loan or loans (individually, a “Delayed Draw Term A  Loan” and collectively for all the Delayed Draw Term A  Loan Lenders, the “Delayed Draw Term  A Loans”) in U.S. Dollars to the Borrower from time to time up to the amount of such Lender’s Delayed Draw Term A  Loan Commitment, subject to the requirements in Section 2.3(~~b~~c) below, before the Commitment Termination Date.  Notwithstanding the foregoing, if the total Delayed Draw Term A  Loan Commitment as of the Closing Date is not drawn on or prior to the Delayed Draw Term  A Loan Commitment Expiration Date, the undrawn amount shall automatically be cancelled. Each Borrowing of Delayed Draw Term A  Loans shall be made ratably by the Delayed Draw Term A  Loan Lenders in proportion to their respective Delayed Draw Term  A Loan Percentages.  As provided in Section 2.7(a), the Borrower may elect that each Borrowing of Delayed Draw Term A  Loans be either Base Rate Loans or Eurodollar Loans.  Delayed Draw Term A Loans repaid may not be reborrowed.

(b) Delayed Draw Term B Loan Commitment.  Subject to the terms and conditions hereof, each Delayed Draw Term B Loan Lender, by its acceptance hereof, severally agrees to make a delayed draw term loan or loans (individually, a “Delayed Draw Term B Loan” and collectively for all the Delayed Draw Term B Loan Lenders, the “Delayed Draw Term B Loans”) in U.S. Dollars to the Borrower from time to time up to the amount of such Lender’s Delayed Draw Term B Loan Commitment, subject to the requirements in Section 2.3(c) below, before the Commitment Termination Date.  Notwithstanding the foregoing, if the total Delayed Draw Term B Loan Commitment as of the Amendment Number One Effective Date is not drawn on or prior to the Delayed Draw Term B Loan Commitment Expiration Date, the undrawn amount shall automatically be cancelled. Each Borrowing of Delayed Draw Term B Loans shall be made ratably by the Delayed Draw Term B Loan Lenders in proportion to their respective Delayed Draw Term B Loan Percentages.  As provided in Section 2.7(a), the Borrower may elect that each Borrowing of Delayed Draw Term B Loans be either Base Rate Loans or Eurodollar Loans.  Delayed Draw Term B Loans repaid may not be reborrowed.

(c) Requirements to each Delayed Draw Term Loan.  Borrower shall not be entitled to any Delayed Draw Term Loan, unless, at the time of the request for such Delayed Draw Term Loan and at the time such Delayed Draw Term Loan is to be made (for purposes of this Section 2.3(~~b~~c), a reference to a Delayed Draw Term Loan shall include, with respect to Delayed Draw Term A Loans, the aggregate of Delayed Draw Term A  Loans made by Delayed Draw Term A Loan Lenders and with respect to Delayed Draw Term B Loans, the aggregate of Delayed Draw Term B Loans made by Delayed Draw Term B Loan Lenders on the same date):

(i) No Default or Event of Default shall exist (both before and after the disbursement of such Delayed Draw Term Loan),
(ii) ~~No~~With respect to Delayed Draw Term B Loans, no more than ~~5~~4 (including the Delayed Draw Term B Loan being requested or made) Delayed Draw Term B Loans have been made hereunder,
(iii) Such Delayed Draw Term Loan is in an aggregate minimum amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000,
(iv) The Additional Rent Adjusted Leverage Ratio Requirement shall be satisfied, and

(v) Each of the representations and warranties set forth in Section 4 and in the other Loan Documents shall be and remain true and correct in all respects (or in all material respects if such representation or warranty is not by its terms already qualified as to materiality) as of said time, except to the extent the same expressly relates to an earlier date, in which case such representations and warranties shall be and remain true and correct in all respects (or in all material respects if such representation or warranty is not by its terms already qualified as to materiality) as of such earlier date.

(d) Procedure for Advance of Delayed Draw Term ~~Loans.~~A Loans. The Delayed Draw Term A Loan Expiration Date has occurred prior to the Amendment Number One Effective Date.

(e) Procedure for Advance of Delayed Draw Term B Loans.  The Borrower shall give the Administrative Agent an irrevocable Borrowing Request prior to 11:00 a.m. (Chicago time) on the date that is three (3) Business Days prior to the Delayed Draw Funding Date requesting that the Delayed Draw Term B  Loan Lenders make the Delayed Draw Term  B Loan as a Base Rate Loan (provided that the Borrower may request, no later than five (5) Business Days prior to the Delayed Draw Funding Date, that the Delayed Draw Term B  Loan Lenders make the Delayed Draw Term B  Loan as a Eurodollar Loan). Upon (i) receipt of such Borrowing Request from the Borrower, (ii) Administrative Agent’s being reasonably satisfied that each of conditions set forth in Section 2.3(~~b~~c) above have been satisfied, the Administrative Agent shall promptly notify each Delayed Draw Term  B Loan Lender thereof. Not later than 1:00 p.m. (Chicago time) on the Delayed Draw Funding Date, each Delayed Draw Term B  Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office (or such other location designated by the Administrative Agent) in immediately available funds, the amount of such Delayed Draw Term B  Loan to be made by such Delayed Draw Term B  Loan Lender on the Delayed Draw Funding Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Delayed Draw Term B  Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

Section 2.4 Minimum Amounts; Limitation on Number of Borrowings.  Each Borrowing of Eurodollar Loans shall be in an aggregate amount of $5,000,000 or a larger multiple of $100,000.  Each Borrowing of Base Rate Loans shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that (i) a Borrowing of Base Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Commitments, (ii) each Swingline Loan is in an amount permitted under Section 2.1(b), and (iii) each Delayed Draw Term Loan is in an amount permitted by Section 2.3(~~b~~c).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of fifteen (15) Borrowings of Eurodollar Loans under the Revolving Facility outstanding at any time without the Administrative Agent’s consent.

Section 2.5 Borrowing Requests.

(a) Notice by Borrower.  Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone to the Administrative Agent (if promptly confirmed by such a written Borrowing Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than 10:00 a.m. (Chicago time): (i) in the case of a Borrowing of Eurodollar Loans under the Revolving Facility, three (3) Business Days prior to the date of the requested Borrowing or (ii) in the case of a Borrowing of Base Rate Loans under the Revolving Facility, one Business Day prior to the date of the requested Borrowing.  Each Swingline Borrowing shall be requested in accordance with Section 2.1(b). Each Borrowing of Delayed Draw Term Loans shall be requested in accordance with Section 2.3(~~c~~e).

(b) Content of Borrowing Requests.  Each Borrowing Request shall specify the following information in compliance with Sections 2.3(~~b~~c), and 2.4:  (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether such Borrowing is to be an Borrowing of Base Rate Loans or a Borrowing of Eurodollar Loans; (iv) in the case of a

Borrowing of Eurodollar Loans, the Interest Period therefor; and (v) the location and number of the Borrower’s account to which funds are to be disbursed.

(c) Notice by Administrative Agent to Lenders.  Promptly following receipt of a Borrowing Request, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect.  If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Borrowing of Base Rate Loans.  If no Interest Period is specified with respect to any requested Borrowing of Eurodollar Loans, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.6 Funding of Borrowings.

(a) Funding by Lenders.  Subject to Sections 3.1 and 3.2 with respect to all Borrowings, and Section 2.3(~~b~~c) with respect to Borrowings of Delayed Draw Term Loans, each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office (or such other location designated by the Administrative Agent) not later than 1:00 p.m. (Chicago time) on the proposed date thereof; provided that Swingline Borrowings shall be made as provided in Section 2.1(b) and Borrowings of Delayed Draw Term Loans shall be made as provided in Section 2.3.  The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer or deposit of such funds in accordance with the instructions provided in the applicable Borrowing Request; provided that Borrowings of Base Rate Loans made to finance the reimbursement of an L/C Disbursement as provided in Section 2.2(c) shall be remitted by the Administrative Agent to the L/C Issuer.

(b) Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender that such Lender will not make available to the Administrative Agent such Lender’s share of a Borrowing (x) in the case of Base Rate Loans, two (2) hours prior to the proposed time of such Borrowing and (y) otherwise, prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Nothing in this Section 2.6 shall be deemed to prejudice any right or remedy that any party hereunder may otherwise have at law or equity.

Section 2.7 Interest Elections.

(a) Elections by Borrower for Borrowings.  The Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Borrowing of Eurodollar Loans, shall have the Interest Period specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Borrowing of Eurodollar Loans, may elect the Interest Period therefor, all as provided in this Section and subject to the minimum amount requirements for each outstanding Borrowing contained in Section 2.4.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections.  Each such election pursuant to this Section shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice shall be in the form of a written Interest Election Request substantially in the form of Exhibit C attached hereto or as the Administrative Agent may otherwise request, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone to the Administrative Agent (if promptly confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.5 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.4:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, and which (A) if such Borrowing is of Eurodollar Loans, shall be the last day of the Interest Period applicable thereto, and (B) if such Borrowing is of Base Rate Loans, shall be any Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of Eurodollar Loans; and
(iv) if the resulting Borrowing is a Borrowing of Eurodollar Loans, the Interest Period therefor after giving effect to such election.

(d) Notice by Administrative Agent to Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Borrowing of Eurodollar Loans prior to the end of the Interest Period therefor, then, unless such Borrowing of Eurodollar Loans is repaid or prepaid as provided herein, the Borrower shall be deemed to have selected that such Borrowing of Eurodollar Loans shall automatically be converted to a Borrowing of Base Rate Loans at the end of such Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders so notifies the Borrower (or, in the case of an Event of Default under Section 7.1(j) or 7.1(k) hereof without notice), then, so long as such Event of Default is continuing (i) no outstanding Borrowing of Eurodollar Loans may be converted to or continued as a Borrowing of Eurodollar Loans and (ii) unless repaid, each Borrowing of Eurodollar Loans shall automatically be converted to an Borrowing of Base Rate Loans at the end of the Interest Period therefor.

Section 2.8 Interest.

(a) Interest Rates.  Subject to paragraph (b) of this Section, (i) each Base Rate Loan (including each Swingline Loan) shall bear interest at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin; and (ii) each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period plus the Applicable Margin.

(b) Default Interest.  If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate.  At the election of Administrative Agent or Required Lenders upon notice to Borrower, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.

(c) Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Borrowing of Eurodollar Loans prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(d) Interest Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.9 Prepayments.

(a) Optional Prepayments.  Borrower may prepay without premium or penalty (other than compensation required to be paid by the Borrower pursuant to Section 2.16 below) and in whole or in part (but, if in part, then:  (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that at least the minimum amount required for a Borrowing pursuant to Section 2.5 remains outstanding) any Borrowing of Eurodollar Loans at any time upon three (3) Business Days prior notice by Borrower to Administrative Agent, and any Borrowing of Base Rate Loans at any

time upon notice delivered by Borrower to Administrative Agent no later than 10:00 a.m. on the date of prepayment (or, in any case, such shorter period of time then agreed to by Administrative Agent), such prepayment, in each case, to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due Lenders under Section 2.16.

(b) Mandatory Prepayments.

(i) If Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss with respect to any Property, then Borrower shall promptly notify Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by Borrower or such Subsidiary in respect thereof) and, promptly upon receipt by Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that (x) so long as no Default or Event of Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to replace or restore the relevant Property in accordance with the relevant Collateral Documents, (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any fiscal year of Borrower not exceeding $500,000 in the aggregate so long as no Default or Event of Default then exists, and (z) in the case of any Disposition not covered by clause (y) above, so long as no Default or Event of Default then exists, if Borrower states in its notice of such event that Borrower or the relevant Subsidiary intends to reinvest, within 180 days of the applicable Disposition, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition, then Borrower shall not be required to make a mandatory prepayment under this subsection in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets with such 180 day period.  Promptly after the end of such 180 day period, Borrower shall notify Administrative Agent whether Borrower or such Subsidiary has reinvested such Net Cash Proceeds in such similar assets, and, to the extent such Net Cash Proceeds have not been so reinvested, Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds not so reinvested.  The amount of each such prepayment shall be applied first to the outstanding Term Loans pro rata until paid in full and then to the Revolving Loans.  If Administrative Agent so requests, all proceeds of such Disposition or Event of Loss shall be deposited with Administrative Agent (or its agent) and held by it in the Collateral Account to be disbursed to or at Borrower’s direction for application to or reimbursement for the costs of replacing, rebuilding or restoring such Property.

(ii) [Reserved].

(iii) If after the Closing Date Borrower or any Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 6.1, Borrower shall promptly notify Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of Borrower or such Subsidiary in respect thereof.  Promptly upon receipt by Borrower or such Subsidiary of Net Cash Proceeds of such issuance, Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds.  The amount of each such prepayment shall be applied first to the outstanding Term Loans pro rata until paid in full and then to the Revolving Loans.  Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of Administrative Agent for any breach of Section 6.1 or any other terms of the Loan Documents.
(iv) [Reserved].

(v) Borrower shall, on each date the Revolving Credit Commitment is reduced pursuant to Section 2.10, prepay the Revolving Loans and, if necessary, Cash Collateralize the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitment has been so reduced.

(vi) Unless Borrower otherwise directs, prepayments of Loans under this Section 2.9(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire.  Each prepayment of Loans under this Section 2.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due Lenders under Section 2.16.

(c) Application.  Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.    No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the relevant Term Loans on a ratable basis among all such remaining amortization payments based on the principal amounts thereof.

Section 2.10 Termination or Reduction of Commitments.

(a) Optional Revolving Credit and Delayed Draw Term B  Loan Commitment Terminations.  The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments or the Delayed Draw Term B  Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages or the Delayed Draw Term Loan B  Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Swingline Loans, Revolving Loans, and L/C Obligations then outstanding.  Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swingline Sublimit then in effect shall reduce the L/C Sublimit and Swingline Sublimit, as applicable, by a like amount.  The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments or the Delayed Draw Term B  Loan Commitments.

(b) No Reinstatement. Any termination of the Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11 Repayment of Loans.

(a) Revolving Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Commitment Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swingline Loans.  The Borrower shall repay to the applicable Swingline Lender (or, to the extent required by Section 2.1(b), to the Administrative Agent for account of the Lenders) each Swingline Loan made by such Swingline Lender on the earlier to occur of (i) the date five (5) Business Days after such Swingline Loan is made and (ii) the Commitment Termination Date; provided that on each date that a Borrowing of Revolving Loans is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the applicable Swingline Lender, the Borrower shall repay the outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans.

(c) Repayment of Delayed Draw Term A  Loans.  The Borrower shall repay the original aggregate funded principal amount of all Delayed Draw Term A  Loans in consecutive quarterly installments on the last day of every Fiscal Quarter, beginning on the last day of the first full Fiscal Quarter immediately following the Fiscal Quarter in which the first such Delayed Draw Term A  Loan was made (provided that whenever the last day of any Fiscal Quarter would otherwise be a day that is not a Business Day, such payment date shall be extended to the next succeeding Business Day, provided that, if such extension would cause the payment date to occur in the following calendar month, such payment date shall be the immediately preceding Business Day).  Each quarterly installment shall be equal to the aggregate initial principal balances of all Delayed Draw Term A  Loans which, prior to such date, had been made, multiplied by 1.25%.  If not sooner paid, such Delayed Draw Term A  Loans shall be paid in full, together with accrued interest thereon, on the Maturity Date.

(d) Repayment of Delayed Draw Term B Loans.  If not sooner paid, the Borrower shall repay the original aggregate funded principal amount of all Delayed Draw Term B Loans in full, together with accrued interest thereon, on the Delayed Draw Term B Loan Maturity Date.

Section 2.12 Fees.

(a) Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Revolving Credit Non-Use Fee and a DDTL Non-Use Fee on the average daily unused amount of the Revolving Credit Commitment and the Delayed Draw Term B  Loan Commitment of such Lender, which shall accrue at a rate per annum equal to the Applicable Margin for each such fee during the period from and including the Closing Date to but excluding the applicable Commitment Termination Date.  Accrued commitment fees shall be payable in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the date hereof (provided that whenever the last day of any Fiscal Quarter would otherwise be a day that is not a Business Day, such payment date shall be extended to the next succeeding Business Day, provided that, if such extension would cause the payment date to occur in the following calendar month, such payment date shall be the immediately preceding Business Day), and on the respective Commitment Termination Date.  For purposes of computing commitment fees, the Revolving Credit Commitment of any Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations (but not to the extent of such Lender’s participations in outstanding Swingline Loans).

(b) Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Letter of Credit Fee with respect to its participations in each outstanding Letter of Credit  on the daily maximum amount then available to be drawn under such Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for the Letter of Credit Fee during the period from and including the Closing Date to but excluding the later of the Revolving Credit Termination Date and the date on which such Lender ceases to have any L/C Obligations.  Accrued Letter of Credit Fees shall be payable in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date (provided that whenever the last day of any Fiscal Quarter would otherwise be a day that is not a Business Day, such payment date shall be extended to the next succeeding Business Day, provided that, if such extension would cause the payment date to occur in the following calendar month, such payment date shall be the immediately preceding Business Day), and on the Revolving Credit Termination Date; provided that any such fees accruing after the Revolving Credit Termination Date shall be payable on demand.

(c) L/C Fronting Fees.  The Borrower agrees to pay to L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by the L/C Issuer at a rate per annum equal to 0.125% on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Closing Date to but excluding the later of the Revolving Credit Termination Date and the date on which L/C Issuer ceases to have any L/C Obligations.  Accrued fronting fees shall be payable in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date (provided that whenever the last day of any Fiscal Quarter would otherwise be a day that is not a Business Day, such payment date shall be extended to the next succeeding Business Day, provided that, if such extension would cause the payment date to occur in the following calendar month, such payment date shall be the immediately preceding Business Day), and on the Revolving Credit Termination Date; provided that any such fees accruing after the Revolving Credit Termination Date shall be payable on demand.  In addition, the Borrower agrees to pay to L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of L/C Issuer relating to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to L/C Issuer within three (3) Business Days after its demand therefor and are nonrefundable.

(d) Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times agreed pursuant to the Administrative Agency Fee ~~Letter~~Letters or otherwise in writing between the Borrower and the Administrative Agent.

(e) Fee Computation.  All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.

Section 2.13 Evidence of Indebtedness..

(a) Maintenance of Records.  Administrative Agent and Lenders shall maintain in accordance with their usual practice an account or accounts evidencing the indebtedness of Borrower hereunder, including the amounts of principal and interest payable and paid to Lenders from time to time hereunder.

(b) Prima Facie Evidence.  The entries maintained in the account(s) maintained pursuant to paragraph (a) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, that the failure of any Lender to maintain such account(s) or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

(c) Promissory Notes.  Any Lender may request that the Loans payable to such Lender be evidenced by a promissory note or notes in the forms of Exhibit D‑1 (in the case of its Delayed Draw Term A  Loan and referred to herein as a “Delayed Draw Term A  Note”), ~~or~~ Exhibit D‑2 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or Exhibit D-3 (in the case of its Delayed Draw Term B Loan and referred to herein as a “Delayed Draw Term B Note”) as applicable (the Delayed Draw Term A Notes, the Delayed Draw Term B Notes and the Revolving Notes, together with any notes issued with respect to the Incremental Facilities, being hereinafter referred to collectively as the “Notes” and individually as a “Note”).  In such event, Borrower shall execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Delayed Draw Term Loan or Revolving Credit Commitment, as applicable.

Section 2.14 Payments Generally.

(a) Place and Application of Payments.  All payments of principal, interest, fees, and all other Obligations payable under the Loan Documents shall be made to Administrative Agent for the benefit of the Lenders at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as Administrative Agent may specify) no later than 1:00 p.m. on the date any such payment is due and payable.  Payments received by Administrative Agent after 1:00 p.m. shall be deemed received as of the opening of business on the next Business Day.  All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set‑off or counterclaim and without reduction for, and free from, any and all present or future Taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any Taxes imposed on or measured by the net income of Administrative Agent or any Lender).  Unless Borrower otherwise directs, principal payments shall be applied first to the relevant Base Rate Loans until payment in full thereof, with any balance applied to the relevant Eurodollar Loans in the order in which their Interest Periods expire.  Borrower hereby irrevocably authorizes Administrative Agent to (a) charge from time to time any of Borrower’s deposit accounts with Administrative Agent and/or (b) make Revolving Loans from time to time hereunder (and any such Revolving Loan may be made by Administrative Agent of behalf of Lenders hereunder without regard to the provisions of Section 4 hereof), in each case for payment of any Obligation then due and payable (whether such Obligation is for interest then due on a Loan, a Reimbursement Obligation or otherwise); provided that Administrative Agent shall not be under any obligation to charge any such deposit account or make any such Revolving Loan under this Section, and Administrative Agent shall incur no liability to Borrower or any other Person for its failure to do so.

Anything contained herein to the contrary notwithstanding (including Section 2.9(b) and (c)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to Administrative Agent and distributed as follows:

(i) first, to the payment of any outstanding costs and expenses incurred by Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which Borrower has agreed to pay Administrative Agent under Section 9.5 (such funds to be retained by Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to Administrative Agent);

(ii) second, to the payment of the Swingline Loans, both for principal and accrued but unpaid interest;
(iii) third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(iv) fourth, to the payment of principal on the Loans (other than Swingline Loans), unpaid Reimbursement Obligations, and together with amounts to be held by Administrative Agent as collateral security for any outstanding L/C Obligations (until Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation), the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(v) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of Borrower and its Subsidiaries secured by the Loan Documents (including Bank Product Obligations) (provided that funds from, and proceeds of Collateral owned by, any Person directly or indirectly liable for a Swap Obligation and that was not an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Swap Obligation was incurred may not be used to satisfy such Swap Obligation) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(vi) finally, to Borrower or whoever else may be lawfully entitled thereto.

(b) Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Deductions by Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1(b), 2.2(e), 2.6(b), 2.15 or 9.5(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the applicable Swingline Lender or the L/C Issuer, as applicable, to satisfy such Lender’s obligations to the Administrative Agent, such Swingline Lender and L/C Issuer until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(d) Several Obligations of Lenders.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participations or to make its payment under Section 9.5(c).

Section 2.15 Sharing of Payments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in L/C Disbursements or Swingline Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans or participations in L/C Disbursements or Swingline Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and participations in L/C Disbursements or Swingline Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements or Swingline Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.22, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.16 Compensation for Losses.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan  on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(a) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.21(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Any such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Increased Costs.
(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.18 Taxes.
(a) Defined Terms. For purposes of this Section, the term “Lender” includes L/C Issuer and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by

Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or IRS Form W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W‑8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W‑8BEN or IRS Form W‑8BEN‑E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN‑E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E‑2 or Exhibit E‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E‑4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds.  If any party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a

Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.19 Inability to Determine Rates. If, on or prior to the first day of any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive and binding on the Borrower) that, by reason of circumstances affecting the London interbank eurodollar market, the “LIBOR Index Rate” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a conversion thereto or a continuation thereof that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, or (B) the LIBOR Index Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

Section 2.20 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the LIBOR Index Rate, or to determine or charge interest rates based upon the LIBOR Index Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Quoted Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Quoted Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Quoted Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Index Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Quoted Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Index Rate or the LIBOR Quoted Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.17, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non‑Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.6;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and
(v) in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.6.

Section 2.22 Cash Collateral.

(a) Obligation to Cash Collateralize.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b) Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.23 the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.23 Defaulting Lenders.

(a) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.4(b).

(ii) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.10 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22;  fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22;  sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Commitment and L/C Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non‑Defaulting Lender pursuant to clause (iv) below, (y) pay to L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non‑Defaulting Lender to exceed such Non‑Defaulting Lender’s Commitment.  Subject to Section 9.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non‑Defaulting Lender as a result of such Non‑Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22.

(b) Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Swingline Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Incremental Facilities.

(a) Requests.  Borrower may, by written notice in the form of (or substantially in the form of) Exhibit F attached hereto, to the Administrative Agent (each, an “Incremental Facility Request”), request an increase in the Revolving Loan Commitments (each, an “Incremental Revolving Loan Commitment”), or request additions of new Incremental Term Loans (each, an “Incremental Term Loan Commitment” and each term loan thereunder, an “Incremental Term Loan”, and each Incremental Term Loan Commitment is sometimes referred to herein individually as an “Incremental Term Loan Facility” and collectively as the “Incremental Term Loan Facilities”) in U.S. Dollars in an aggregate amount not to exceed $~~50~~29,500,000~~,000.~~.00  Each Incremental Facility Request shall set forth (A) the amount of the Incremental Revolving Loan Commitment and/or Incremental Term Loan Commitment being requested (each of which shall be in a minimum amount of $10,000,000 and multiples of $5,000,000 in excess thereof or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above), (B) the date (an “Incremental Effective Date”) on which the Incremental Revolving Loan Commitment or Incremental Term Loan Facility (each referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) is requested to become effective (which, unless otherwise agreed by the Administrative Agent, shall not be less than ten (10) Business Days nor more than sixty (60) days after the date of such notice), and (C) if an Incremental Term Loan Commitment, whether the related Incremental Term Loan is to initially be a Eurodollar Loan or a Base Rate Loan (and, if a Eurodollar Loan, the Interest Period therefor).

(b) Allocations.  Borrower may in its sole discretion seek commitments in respect of the Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from additional banks, financial institutions and other institutional lenders constituting Eligible Assignees who will become Lenders in connection therewith.

(c) Conditions.  No Incremental Facility shall become effective under this Section 2.24 unless, both before and after giving effect to such Incremental Facility, (A) no Default or Event of Default shall exist, unless, with respect to an Incremental Facility, the Lenders providing the Incremental Facility shall have agreed to provide such Incremental Facility regardless of such Default or Event of Default (provided, that notwithstanding the foregoing, in no event shall an Event of Default under Sections 7.1(a),  (j) or (k) exist), (B) after giving effect to the relevant Incremental Facility, the Borrower is in pro forma compliance with the each covenant set forth in Section 6.12 for the most recently completed Fiscal Quarter of Borrower for which information has been (or is required to be) delivered to the Administrative Agent and calculated on a pro forma basis, including (1) the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and related transactions, and (2) in the case of an Incremental Revolving Loan Commitment, as if the amount of the Incremental Revolving Loan Commitment was fully drawn, (C) the Additional Rent Adjusted Leverage

Ratio Requirement shall be satisfied, and (D) proceeds of any such Incremental Facility shall be used solely as provided in Section 4.4 hereof.
(d) Terms.

(i) Incremental Revolving Loan Commitments. Effective as of the applicable Incremental Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Revolving Loan Commitment shall be a Revolving Credit Commitment (and not a separate facility hereunder), each Lender providing such Incremental Revolving Loan Commitment shall be, and have all the rights of, a Lender, and the Revolving Loans made by it on such Incremental Effective Date shall be Revolving Loans, for all purposes of this Agreement.

(ii) Incremental Term Loans.

(A) The all‑in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four‑year average life to maturity or the remaining life to maturity), but excluding arrangement, commitment, structuring and underwriting fees and any amendment fees, in each case, paid or payable to BMO Harris Bank N.A. or any other arranger with respect to such Incremental Term Loan Facilities and not shared generally with Lenders providing such Incremental Term Loan Facilities) applicable to any Incremental Term Loan Facility shall not be more than 0.50% per annum higher than the corresponding all‑in yield (determined on the same basis) applicable to any prior Incremental Term Loan Facility then existing, unless the interest rate margin with respect to any prior Incremental Term Loan Facility and the Term Loans then existing (the “Existing Facilities”), as the case may be, is increased by an amount equal to the difference between the all‑in yield with respect to such Incremental Term Loan Facility and the all‑in yield on Existing Facilities, as the case may be, minus 0.50% per annum; provided, notwithstanding the foregoing, after giving effect to any such pricing increase, the existing pricing differential (including the effects of any Eurodollar floor or lack thereof), if any, as between any prior Incremental Term Loan Facility then existing and the Loans shall be maintained (i.e., the “most favored nation” provision shall not have the effect of reducing or eliminating such pricing differential then existing between the Incremental Term Loan Facility and the Loans).

(B) The maturity date of any Incremental Term Loan Facility shall not be earlier than the Maturity Date and the weighted average life to maturity of any Incremental Term Loans shall not be shorter than the weighted average life to maturity of the Delayed Draw Term Loans.

(C) The Incremental Term Loan Facility shall not include any covenants or events of default that are more restrictive than the covenants or Events of Default included herein or are otherwise materially adverse to the Lenders under the Existing Facilities.

(D) Except as otherwise required pursuant to this clause (d), all other terms of any Incremental Term Loan Facility will be as agreed between the Borrower and the Lender(s) providing such Incremental Term Loan Facility.  Each Incremental Term Loan Facility and any related guarantee shall rank pari passu in right of payment and security with the Obligations existing on the Closing Date.

(e) Required Amendments.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any Joinder Agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effectuate the provisions of this Section 2.24, and, for the avoidance of doubt, this Section 2.24 shall supersede any provisions in Section 9.4.  From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 2.24 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Collateral Documents.  Borrower and its Subsidiaries shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments, including, compliance with Section 5.12.

Effect of Benchmark Transition Event.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document. upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR and the LIBOR Index Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(b) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.

(d) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

SECTION 3. CONDITIONS PRECEDENT.

Section 3.1 Initial Credit Event.  The obligation of Administrative Agent and Lenders to participate in any initial Credit Event hereunder is subject to satisfaction or waiver by Administrative Agent of the following conditions precedent:

(a) Loan Documents; Deliverables; etc.  Administrative Agent shall have received each of the following, in each case, as applicable, (i) duly executed by all applicable parties, (ii) dated a date satisfactory to Administrative Agent and (iii) in form and substance satisfactory to Administrative Agent:

(i) this Agreement duly executed by Borrower, Administrative Agent and each Lender;
(ii) if requested by any Lender, duly executed Notes of Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.13, payable to such Lender;

(iii) the Security Agreement and each of the other Collateral Documents required by Administrative Agent, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each of the entities being pledged as of the Closing Date, (ii) stock powers for the Collateral consisting of the capital stock or other equity interest in each entity being pledged, executed in blank and undated, (iii) UCC financing statements to be filed against Borrower and each Subsidiary, as debtor, in favor of Administrative Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements to the extent requested by Administrative Agent, and (v) Account Control Agreements to the extent requested by Administrative Agent;

(iv) evidence of all insurance required to be maintained under the Loan Documents;

(v) copies of Borrower’s and each Subsidiary’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(vi) copies of resolutions of Borrower’s and each Subsidiary’s board of directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on Borrower’s and each Subsidiary’s behalf, all certified in each instance by its Secretary or Assistant Secretary;

(vii) such documents and certifications as Administrative Agent may reasonably require to evidence that Borrower and each Subsidiary is validly existing, in good standing, and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the nature of Borrower’s or such Subsidiary’s business requires such qualification;

(viii) a list of Borrower’s Responsible Officers;

(ix) such evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of Borrower and its Subsidiaries, and the lack of material contingent liabilities of Borrower and its Subsidiaries;

(x) financing statement, tax, and judgment lien search results against the Property of Borrower and each Subsidiary evidencing the absence of Liens on its Property except as permitted by Section 6.2;

(xi) pay off and lien release letters from secured creditors of Borrower and each Subsidiary setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of Borrower or any Subsidiary) and containing an undertaking to cause to be delivered to Administrative Agent UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of Borrower and each Subsidiary;

(xii) evidence reasonably satisfactory to Administrative Agent that all indebtedness to creditors referenced in the preceding paragraph has been (or concurrently with the initial Borrowing will be) paid in full, and that all agreements and instruments governing indebtedness and that all Liens securing such indebtedness have been (or concurrently with the initial Borrowing will be) terminated;

(xiii) copies of Borrower’s and its Subsidiaries’ audited financial statements for the prior three (3) fiscal years and any unaudited interim consolidated balance sheet of Borrower and its Subsidiaries available on or before the Closing Date, and the related consolidated statements of income, retained earnings and cash flows of Borrower and its Subsidiaries for the period then ended, and such other financial statements requested by the Administrative Agent;

(xiv) with respect to each Lender, all documentation and other information required by bank regulatory authorities under any applicable “know your customer,” OFAC Sanctions Programs, PATRIOT Act or similar rules;

(xv) evidence reasonably satisfactory to Administrative Agent that no Material Adverse Effect has occurred since January 28, 2018;

(xvi) evidence that Borrower has moved all of its operating accounts to Administrative Agent or an Affiliate of Administrative Agent or to another bank or banks reasonably acceptable to the Administrative Agent;

(xvii) a favorable written opinion of counsel to Borrower and each Subsidiary;
(xviii) a fully executed Internal Revenue Service Form W‑9 for Borrower; and

(xix) such other agreements, instruments, documents, certificates, and opinions as Administrative Agent may reasonably request.

(e) Fees and Expenses. Administrative Agent shall have received the initial fees called for by Section 2.12, together with all other fees, costs and expenses required to be paid by Borrower at or before closing; and

(f) Structure. The capital and organizational structure of Borrower and its Subsidiaries shall be satisfactory to Administrative Agent.

Section 3.2 All Credit Events.  The obligation of Administrative Agent and Lenders to participate in any Credit Event (including any initial Credit Event) hereunder is subject to the following conditions precedent:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all respects (or in all material respects if such representation or warranty is not by its terms already qualified as to materiality) as of said time, except to the extent the same expressly relates to an earlier date, in which case such representations and warranties shall be and remain true and correct in all respects (or in all material respects if such representation or warranty is not by its terms already qualified as to materiality) as of such earlier date;

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c) in the case of a Borrowing, Administrative Agent shall have received the notice required by Section 2.5; in the case of the issuance of any Letter of Credit, L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.12; and, in the case of an extension or increase in the amount of a Letter of Credit, L/C Issuer shall have received a written request therefor in a form acceptable to L/C Issuer together with fees called for by Section 2.12;

(d) after giving effect to such Credit Event, the sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitment in effect at such time; and

(e) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to Administrative Agent or any Lender (including Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (e) of this Section; provided that the Revolving Credit Lenders may continue to make advances under the Revolving Facility, notwithstanding the failure of Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Administrative Agent, L/C Issuer and the Lenders as follows:

Section 4.1 Organization and Qualification.  Borrower is (a) duly organized, validly existing, and in good standing as a corporation under the laws of the State of Wisconsin, (b) has full and adequate power to own its Property and conduct its business as now conducted, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except, with respect to this clause (c), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.2 Subsidiaries.  Each Subsidiary (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, (b) has full and adequate power to own its Property and conduct its business as now conducted, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except, with respect to this clause (c), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 4.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and non‑assessable and all such shares and other equity interests indicated on Schedule 4.2 as owned by Borrower or another Subsidiary are owned, beneficially and of record, by Borrower or such Subsidiary free and clear of all Liens other than the Liens granted in favor of Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents.  There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

Section 4.3 Authority and Validity of Obligations.  Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to Administrative Agent for the benefit of the Lenders the Liens described in the Collateral Documents executed by Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.  Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, to grant to Administrative Agent for the benefit of the Lenders the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it.  The Loan Documents delivered by Borrower and its Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of Borrower and its Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar Laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and bylaws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of Borrower or any Subsidiary, (b) conflict with, contravene or constitute a default under any material indenture or agreement of or affecting Borrower or any Subsidiary or any of their Property, or (c) result in the creation or imposition of any Lien on any Property of Borrower or any Subsidiary other than the Liens granted in favor of Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents.

Section 4.4 Use of Proceeds; Margin Stock.  Borrower shall use the proceeds of the Loans to refinance existing indebtedness, finance working capital and Capital Expenditures, and for such other general corporate purposes as are consistent with all Applicable Laws.  Neither Borrower nor any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock or in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  Margin stock (as hereinabove defined) constitutes less than 25% of the assets of Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

Section 4.5 Financial Reports.  The consolidated balance sheet of Borrower and its Subsidiaries as at January 28, 2018, and the related consolidated statements of income, retained earnings and cash flows of Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Grant Thornton LLP, independent public accountants, and any other unaudited interim consolidated balance sheet of Borrower and its Subsidiaries available on or before the Closing Date, and the related consolidated statements of income, retained earnings and cash flows of Borrower and its Subsidiaries for the period then ended, heretofore furnished to Administrative Agent, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.  Neither Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 5.5.

Section 4.6 No Material Adverse Change.  Since January 28, 2018, there has been no change in the condition (financial or otherwise) of Borrower or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 4.7 Full Disclosure.  The statements and information furnished to Administrative Agent in writing in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading, Administrative Agent and Lenders acknowledging that as to any projections furnished to Administrative Agent and the Lenders, Borrower only represents that the same were prepared on the basis of information and estimates Borrower believed to be reasonable. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 5.9(b), is true and correct in all respects.

Section 4.8 Trademarks, Franchises, and Licenses.  Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

Section 4.9 Governmental Authority and Licensing.  Borrower and its Subsidiaries have received all licenses, permits, and approvals of all Governmental Authorities, if any, necessary to conduct their businesses, in each case except where the failure to obtain or maintain the same could not reasonably be expected to have a Material Adverse Effect.  No investigation or proceeding is pending or, to the knowledge of Borrower, threatened, before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

Section 4.10 Good Title.  Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of Borrower and its Subsidiaries furnished to Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 6.2.

Section 4.11 Litigation and Other Controversies.  There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of Borrower threatened, against Borrower or any Subsidiary or any of their Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.12 Taxes.  All tax returns required to be filed by Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes, assessments, fees, and other governmental charges upon Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided.  Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts.  Adequate provisions in accordance with GAAP for Taxes on the books of Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

Section 4.13 Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any court or Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by Borrower or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and filings to be made by Borrower upon execution of this Agreement.

Section 4.14 Affiliate Transactions. Neither Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to

Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 4.15 Investment Company.  Neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.16 ERISA.  Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither Borrower nor any Subsidiary has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

Section 4.17 Compliance with Laws.

(a) Laws Generally.  The Borrower and its Subsidiaries are in compliance with all Laws applicable to or pertaining to their Property or business operations, where any such non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Environmental Matters.Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries represent and warrant to the best of their knowledge that: (i) the Borrower and its Subsidiaries and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Borrower and its Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Borrower and its Subsidiaries have not, and none of Borrower nor any of its Subsidiaries has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each of Borrower and its Subsidiaries, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) neither the Borrower nor any of its Subsidiaries are subject to and have no notice or knowledge of any Environmental Claim involving any of Borrower or its Subsidiaries or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any:  (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises; (vii) none of the Premises are subject to any, and none of Borrower or its Subsidiaries have knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons; and (ix) the Borrower and its Subsidiaries have no knowledge of any Capital Expenditures necessary to bring the Premises or their respective business or equipment into compliance with Environmental Laws.  The Borrower and its Subsidiaries have delivered to the Administrative Agent and the Lenders complete and accurate copies of all material environmental reports, studies, assessments and investigation results in the Borrower and its

Subsidiaries’ possession or control and that relate to any of Borrower and each of its Subsidiaries’ operations or to any of the Premises.

(c) Anti-Corruption Laws.  Each of Borrower and its Subsidiaries are in material compliance with all Anti-Corruption Laws.  None of Borrower or any of its Subsidiaries have made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any of Borrower or its Subsidiaries or to any other Person, in violation of any Anti-Corruption Laws.

Section 4.18 OFAC.  (a) Borrower is in compliance with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of Borrower is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) Borrower has provided to Administrative Agent, L/C Issuer and the Lenders all information regarding Borrower and its Affiliates and Subsidiaries necessary for Administrative Agent, L/C Issuer and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) to the best of Borrower’s knowledge, neither Borrower nor any of its Affiliates or Subsidiaries is, as of the date hereof, named on the current OFAC SDN List.

Section 4.19 Other Agreements.  Neither Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, except for any such default that could not reasonably be expected to have a Material Adverse Effect.

Section 4.20 Solvency. Borrower and its Subsidiaries are Solvent.
Section 4.21 No Default. No Default or Event of Default has occurred and is continuing.

Section 4.22 No Broker Fees.  No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby; and Borrower hereby agrees to indemnify Administrative Agent, L/C Issuer and each of the Lenders against, and agree that they will hold Administrative Agent, L/C Issuer and each of the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 4.23 Premises.  Schedule 4.23 sets forth a list of each owned or leased real Property of Borrower and its Subsidiaries as of the Closing Date, including the address thereof, and, if leased real Property, a description of the lease thereof and the name and address of the landlord for such Premises.

SECTION 5. AFFIRMATIVE COVENANTS.

So long as all or any portion of the Commitments remains outstanding or any Obligations hereunder remain outstanding, Borrower agrees that:

Section 5.1 Maintenance of Business.  Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence.  Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Maintenance of Properties.  Borrower shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Taxes and Assessments.  Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 5.4 Insurance.  Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including flood insurance with respect to any improvements on real Property consisting of building or parking facilities in an area designated by a governmental body as having special flood hazards), and in such amounts, as are insured by Persons similarly situated and operating like Properties, but in no event at any time in an amount less than the replacement value of the Collateral.  Borrower shall also maintain, and shall cause each Subsidiary to maintain, insurance with respect to the business of Borrower and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as Administrative Agent or Required Lenders shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses.  Borrower shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents.  All such policies of insurance shall contain satisfactory lender’s loss payable endorsements, naming Administrative Agent for the benefit of the Lenders as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Administrative Agent.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days’ prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of Borrower, any of its Subsidiaries, or the owner of the premises or Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  Borrower shall deliver to Administrative Agent (a) on the date of this Agreement, and at such other times as Administrative Agent shall reasonably request, certificates evidencing the maintenance of insurance required hereunder, (b) prior to the termination of any such policies, certificates evidencing the renewal thereof, and (c) promptly following request by Administrative Agent, copies of all insurance policies of Borrower and its Subsidiaries.  Borrower also agrees to deliver to Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

Section 5.5 Financial Reports.  Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to Administrative Agent and its duly authorized representatives such information respecting the business and financial condition of Borrower and each Subsidiary as Administrative Agent or any Lender may reasonably request; and without any request, shall furnish to Administrative Agent:

(a) as soon as available, and in any event no later than the earlier of (i) 45 days after the last day of each of the first three Fiscal Quarters of Borrower in each fiscal year of Borrower, or (ii) 5 days following the filing of the same with the SEC, a copy of the consolidated and consolidating, if applicable, balance sheet of Borrower and its Subsidiaries as of the last day of such period and the consolidated and consolidating, if applicable, statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for the Fiscal Quarter and the fiscal year‑to‑date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by Borrower in accordance with GAAP and certified to by a Financial Officer of Borrower or such other officer acceptable to Administrative Agent;

(b) as soon as available, and in any event no later than the earlier of (i) 120 after the last day of each fiscal year of Borrower, or (ii) 5 days following the filing of the same with the SEC, a copy of the consolidated  and consolidating, if applicable, balance sheet of Borrower and its Subsidiaries as of the close of such period and the consolidated and consolidating, if applicable, statements of income, retained earnings, and cash flows of Borrower and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Grant Thornton LLP or another firm of independent public accountants of recognized national standing, selected by Borrower and satisfactory to Administrative Agent, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c) with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit G signed by a Financial Officer of Borrower or another officer of Borrower acceptable to Administrative Agent to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by Borrower or any Subsidiary to remedy the same.  Such certificate shall also set forth the calculations supporting such statements in respect of Section 6.12 (Financial Covenants);

(d) with each of the financial statements delivered pursuant to subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

(e) as soon as available, and in any event no later than 30 days after the first day of each fiscal year of Borrower, a copy of Borrower’s operating budget for the such fiscal year, such operating budget to show Borrower’s projected consolidated and consolidating balance sheet and statements of income and cash flows on a month by month basis, such operating budget to be in reasonable detail prepared by Borrower and in form satisfactory to Administrative Agent (which shall include a summary of all assumptions made in preparing such operating budget);

(f) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of Borrower’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;

(g) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10 K, Form 10 Q and Form 8 K reports) filed by Borrower or any Subsidiary with any securities exchange or the SEC or any successor agency;

(h) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Borrower or any Subsidiary or of notice of any material noncompliance with any Applicable Law relating to Borrower or any Subsidiary, or its business; and

(i) promptly after knowledge thereof shall have come to the attention of any Responsible Officer of Borrower, written notice of (A) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against Borrower or any Subsidiary or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) the occurrence of any Default or Event of Default hereunder.

Reports, statements and other information required to be delivered by Borrower pursuant to clause (g) of this Section 5.5 shall be deemed to have been delivered on the date on which it posts such reports, statements or other information on its website on the Internet at www.duluthtrading.com and when such reports, statements or other information are posted on the SEC’s website at www.sec.gov.

Section 5.6 Inspection.  Borrower shall, and shall cause each Subsidiary to, permit Administrative Agent and each of the Lenders and their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision Borrower hereby authorizes such accountants to discuss with Administrative Agent and each Lender the finances and affairs of Borrower and its Subsidiaries) at such reasonable times and intervals as Administrative Agent or any Lender may designate.

Section 5.7 ERISA.  Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property.  Borrower shall, and shall cause each Subsidiary to, promptly notify Administrative Agent of:  (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower or any Subsidiary with respect to any post retirement Welfare Plan benefit.
Section 5.8 Compliance with Laws.

(a) Laws Generally. Borrower shall, and shall cause each Subsidiary to, comply in all respects with the Laws applicable to or pertaining to its Property or business operations, except where any such non‑compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

(b) Environmental Matters.  Without limiting the agreements set forth in Section 5.8(a) above, Borrower shall, and shall cause each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:  (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business and in de minimis amounts; (vii) within ten (10) Business Days notify Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with Borrower or any Subsidiary or any of the Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting Borrower’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to Administrative Agent any reasonably requested environmental record concerning the Premises which Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.

(c) Anti-Corruption Laws.
(i) Borrower shall not, nor shall it permit any Subsidiary to violate any Anti-Corruption Law in any material respect.

(ii) Borrower ~~shall, and shall cause each Subsidiary, within one hundred twenty (120) days after the Closing Date, to adopt and thereafter~~will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the ~~Borrower and each Subsidiary and~~Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees~~,~~ and agents with applicable Anti-Corruption Laws~~.  Upon adoption of such policies and procedures, Borrower shall provide Administrative Agent with written notice of such adoption~~ and OFAC Sanction Programs.

Section 5.9 Compliance with OFAC Sanctions Programs.

(a) OFAC Sanctions Programs. Borrower shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to Borrower and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(b) Information for Compliance. Borrower shall provide Administrative Agent and Lenders (i) any information regarding Borrower, its Affiliates, and its Subsidiaries necessary for Administrative Agent or any Lender to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to Borrower’s ability to provide information applicable to them, and (ii) without limiting the foregoing, notification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.  .

(c) Notice of OFAC Event. If Borrower obtains actual knowledge or receives any written notice that Borrower, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), Borrower shall promptly (i) give written notice to Administrative Agent of such OFAC Event, and (ii) comply with all Applicable Laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and Borrower hereby authorizes and consents to Administrative Agent and any Lender taking any and all steps Administrative Agent or such Lender deems necessary, in its sole discretion, to avoid violation of all Applicable Laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(d) Use of Proceeds.  Borrower shall not, nor shall it permit any Subsidiary to, directly or, to Borrower or any Subsidiary’s knowledge, indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (ii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti‑Corruption Laws by any Person (including any Person participating in the Facilities, whether as underwriter, Lender, advisor, investor, or otherwise).

Section 5.10 Formation of Subsidiaries. Other than in connection with a Permitted Acquisition, Borrower shall not, nor shall it permit any Subsidiary to, form or acquire any other Subsidiary.

Section 5.11 Use of Proceeds; Margin Stock.    Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4.  Neither Borrower nor any Subsidiary will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock or in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 5.12 Guaranties and Collateral.

(a) Guaranties.  The payment and performance of the Obligations shall at all times be guaranteed by each direct and indirect Domestic Subsidiary of Borrower pursuant to one or more guaranty agreements in form and substance acceptable to Administrative Agent (as the same may be amended, restated, supplemented, or otherwise modified from time to time individually a “Guaranty” and collectively the “Guaranties” and each such Domestic Subsidiary executing and delivering a Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”).

(b) Collateral.  The Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of Borrower and each Domestic Subsidiary in all of their accounts, chattel paper, instruments, documents, general intangibles, letter of credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, real estate (except Excluded Property) and certain other Property, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided that unless otherwise required by Administrative Agent and Required Lenders during the existence of any Event of Default, Liens on the Voting Stock of a Foreign Subsidiary shall be limited to 66% of the total outstanding Voting Stock of such Foreign Subsidiary.  Borrower acknowledges and agrees that the Liens on the Collateral shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the preceding sentence, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to Administrative Agent.

(c) Liens on Real Property.  The Obligations shall be secured by a valid and enforceable first priority Lien on the Required Mortgaged Premises pursuant to the Mortgages.  In the event that Borrower or any Subsidiary owns or hereafter acquires any Required Mortgaged Premises, Borrower shall, or shall cause such Subsidiary to, execute and deliver to Administrative Agent a mortgage or deed of trust acceptable in form and substance to Administrative Agent for the purpose of granting to Administrative Agent for the benefit of the Lenders (or a security trustee therefor) a Lien on such real property to secure the Obligations, shall pay all Taxes, costs, and expenses incurred by Administrative Agent in recording such mortgage or deed of trust, and shall supply to Administrative Agent at Borrower’s cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer acceptable to Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens expressly permitted by this Agreement) on such Required Mortgaged Premises and such other instrument, documents, certificates, and opinions reasonably required by Administrative Agent in connection therewith.  Further, if at any time any Required Mortgaged Premises is pledged as Collateral hereunder, (A) the Administrative Agent shall provide to the Lenders at least forty-five (45) days’ prior written notice to the pledge of such real property as Collateral, (B) each Lender shall provide to the Borrower standard flood hazard determination forms, (C) if any property is located in a special flood hazard area, (1) each Lender shall deliver notice to the Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (2) Borrower shall deliver to the Administrative Agent evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, the Federal Flood Disaster Protection

Act and rules and regulations promulgated thereunder or as otherwise required by the Administrative Agent or any Lender, and (D) the Administrative Agent shall not enter into, accept or record any mortgage in respect of such real property until the Administrative Agent shall have received written confirmation from each Lender that flood insurance compliance has been completed by such Lender with respect to such real property (such written confirmation not to be unreasonably withheld or delayed).  If any Required Mortgaged Premises is pledged as Collateral hereunder, any increase, extension or renewal of this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Administrative Agent and each Lender.

(d) Depository Bank.  All deposit accounts, securities accounts and commodity accounts of Borrower or any Subsidiary shall be maintained with Administrative Agent, an Affiliate of Administrative Agent or such other bank or banks reasonably acceptable to the Administrative Agent, subject to Account Control Agreements in favor of the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.  Within ninety (90) days after the acquisition of any deposit accounts, securities accounts or commodity accounts as a result of a Permitted Acquisition or investment permitted hereunder (as such date may be extended by the Administrative Agent in its sole discretion) and at all times thereafter, each Borrower shall, and shall cause each Subsidiary to, enter into such Account Control Agreements with respect to each such deposit account, securities account and commodity account maintained or acquired by such Borrower or such Subsidiary.

(e) Further Assurances.  Borrower agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of Administrative Agent, execute and deliver such documents and do such acts and things as Administrative Agent may reasonably request in order to provide for or perfect or protect Administrative Agent’s Liens on the Collateral.

Section 5.13 Collateral Access Agreements.  To the extent any leased location of Borrower or any Subsidiary set forth on Schedule 4.23 is not subject to a Collateral Access Agreement, within one hundred twenty (120) days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), Borrower and each Subsidiary shall use commercially reasonable efforts to obtain Collateral Access Agreements, if applicable, from landlords, bailees and mortgagees of each leased location of Borrower and each Subsidiary, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent.  In the event Borrower or any Subsidiary enters into any new lease for Premises or acquires any leased Premises in connection with a Permitted Acquisition, within ninety (90) days after entering into or acquiring such lease (as such date may be extended by the Administrative Agent in its sole discretion), Borrower and each Subsidiary, as applicable, shall use commercially reasonable efforts to obtain Collateral Access Agreements, if applicable, from landlords, bailees and mortgagees of each leased location.

SECTION 6. NEGATIVE COVENANTS.

So long as all or any portion of the Commitments remains outstanding or any Obligations hereunder remain outstanding, Borrower agrees that:

Section 6.1 Borrowings and Guaranties.  Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of Borrower and its Subsidiaries owing to Administrative Agent, L/C Issuer and Lenders under the Loan Documents and other indebtedness and obligations of such Persons owing to Administrative Agent, L/C Issuer and Lenders;

(b) purchase money indebtedness and Capitalized Lease Obligations of Borrower and its Subsidiaries (but, for the avoidance of doubt, excluding any leases referenced in clause (e) below) in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding;

(c) obligations of Borrower or any Subsidiary arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) obligations of Borrower or any Subsidiary arising out of any build-to-suit or other financial lease entered into in connection with the opening of a new location of Borrower or any Subsidiary in an amount not to exceed thirty percent (30%) of Consolidated Total Assets in the aggregate at any one time outstanding;

(f) indebtedness outstanding on the date hereof and listed on Schedule 6.1; and
(g) other indebtedness of Borrower and its Subsidiaries not otherwise permitted by this Section in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding.

Section 6.2 Liens.  Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business; provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) judgment Liens and judicial attachment Liens not constituting an Event of Default under Section 7.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(d) Liens on equipment of Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.1(b) and (e), representing or incurred to finance the purchase price of such Property; provided that no such Lien shall extend to or cover other Property of Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease;

(f) easements, rights of way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Borrower or any Subsidiary;

(g) Liens existing on the date hereof and listed on Schedule 6.2;
(h) other Liens not otherwise permitted by this Section securing indebtedness and other obligations in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding; and
(i) Liens granted in favor of Administrative Agent pursuant to the Collateral Documents.

Section 6.3 Investments, Acquisitions, Loans and Advances.  Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided that the foregoing shall not apply to nor operate to prevent:

(a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(b) investments in commercial paper rated at least P‑1 by Moody’s and at least A‑1 by S&P maturing within one year of the date of issuance thereof;

(c) investments in certificates of deposit issued by Administrative Agent or an Affiliate of Administrative Agent or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a),  (b),  (c), and (d) above;

(f) investments existing on the date hereof and listed on Schedule 6.3;
(g) Permitted Acquisitions; and

(h) other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed ten percent (10%) of Consolidated Total Assets in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 6.4 Mergers, Consolidations and Sales.  Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger ~~or~~, consolidation, consummate a Division or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any Disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided that this Section shall not apply to nor operate to prevent:

(a) the sale or lease of inventory in the ordinary course of business;

(b) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of Borrower or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

(c) the sale, transfer, lease or other disposition of Property of Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for Borrower and its Subsidiaries not more than five percent (5%) of Consolidated Total Assets during any fiscal year of Borrower.

Section 6.5 Maintenance of Subsidiaries.  Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to Administrative Agent pursuant to the Collateral Documents, (b) the issuance, sale, and transfer to any Person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such Person as a director of such Subsidiary, and (c) any transaction permitted by Section 6.4(c) above.

Section 6.6 Dividends and Certain Other Restricted Payments.  Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided that the foregoing shall not operate to prevent (i) the making of dividends or distributions by any Subsidiary to Borrower or (ii) the making of other Restricted Payments, subject to (A) a certificate of a Financial Officer of the Borrower demonstrating on a pro forma basis after giving effect to the payment of such Restricted Payment that the ~~maximum~~ Rent Adjusted Leverage Ratio ~~permitted under Section 6.12(a) at such time,~~is less ~~0~~than 2.50 to 1.00, calculated as of the last day of the most recent month preceding the date on which the Restricted Payment is paid for which financial statements have been delivered, (B) as of the date such Restricted Payment is made, the Available Amount is not less than $10,000,000, and (C) the Borrower is in pro forma compliance after giving effect to the payment of such Restricted Payment with each covenant set forth in Section 6.12 for the most recently completed Fiscal Quarter of Borrower for which information has been (or is required to be) delivered to the Administrative Agent.

Section 6.7 Burdensome Contracts With Affiliates.  Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 6.8 No Changes in Fiscal Year.  The fiscal year of Borrower and its Subsidiaries ends on the Sunday closest to January 31 of each year; and Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

Section 6.9 Change in the Nature of Business.  Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 6.10 No Restrictions.  Except pursuant to this Agreement and the other Loan Documents, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of Borrower or any Subsidiary to:  (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by Borrower or any other Subsidiary, (b) pay any indebtedness owed to Borrower or any other Subsidiary, (c) make loans or advances to Borrower or any other Subsidiary, (d) transfer any of its Property to Borrower or any other Subsidiary, or (e) guarantee the Obligations and/or grant Liens on its assets to Administrative Agent as required by the Collateral Documents.

Section 6.11 Subordinated Debt.  Borrower shall not, nor shall it permit any Subsidiary to, (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.  Notwithstanding the foregoing, Borrower may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor.

Section 6.12 Financial Covenants.

(a) Maximum Rent Adjusted Leverage Ratio.  Commencing with the Fiscal Quarter ending ~~April 29, 2018~~May 3, 2020, and measured quarterly thereafter as of the last day of each Fiscal Quarter of Borrower, calculated for the four Fiscal Quarters ending on such date, Borrower shall not permit the

Rent Adjusted Leverage Ratio to be greater than ~~(i) 3.75 to 1.00, for all Fiscal Quarters commencing on the Fiscal Quarter ending April 29, 2018 through the Fiscal Quarter ending February 2, 2020, and (ii) 3.50 to 1.00, commencing with the Fiscal Quarter ending May 3, 2020, and each Fiscal Quarter thereafter.~~:

(i) 4.75 to 1.00 for the Fiscal Quarters ending May 3, 2020 and August 2, 2020,
(ii) 4.50 to 1.00 for the Fiscal Quarter ending November 1, 2020,
(iii) 4.25 to 1.00 for the Fiscal Quarter ending January 31, 2021, and
(iv) 3.50 to 1.00, commencing with the Fiscal Quarter ending May 2, 2021, and each Fiscal Quarter thereafter.

(b) Minimum Fixed Charge Coverage Ratio.  Commencing with the Fiscal Quarter ending April 29, 2018, and measured quarterly thereafter as of the last day of each Fiscal Quarter of Borrower, calculated for the four Fiscal Quarters ending on such date, Borrower shall maintain a minimum Fixed Charge Coverage Ratio of not less than 1.2 to 1:00.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.
Section 7.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of any Obligation payable by Borrower hereunder or under any other Loan Document (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default shall occur in the payment when due of any other indebtedness or obligation (whether direct, contingent or otherwise) of Borrower owing to Administrative Agent, L/C Issuer or to any Lender;

(b) default in the observance or performance of any covenant set forth in Sections 5.1,  5.4,  5.5,  5.6,  5.8(c),  5.9,  5.11, or 6 or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Administrative Agent;

(d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Administrative Agent, L/C Issuer or any Lender pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) as of the date of the issuance or making or deemed making thereof;

(e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by Borrower or any Subsidiary aggregating in excess of $5,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $2,500,000 (except to the extent fully covered by insurance as to which the insurer has been notified of such judgment and has not denied coverage), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

(h) Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any Change of Control shall occur;

(j) Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under any Debtor Relief Law, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under any Debtor Relief Law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.1(k); or

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 7.2 Non Bankruptcy Defaults.  When any Event of Default (other than those described in Section 7.1(j) or (k) with respect to Borrower) has occurred and is continuing, Administrative Agent or Required Lenders may, by written notice to Borrower: (a) terminate the remaining Commitments and all other obligations of Administrative Agent, L/C Issuer and Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that Borrower immediately Cash Collateralize the L/C Obligations, and Borrower agrees to immediately make such payment and acknowledges and agrees that Administrative Agent, L/C Issuer and Lenders would not have an adequate remedy at law for failure by Borrower to honor any such demand and that L/C Issuer shall have the right to require Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

Section 7.3 Bankruptcy Defaults.  When any Event of Default described in Section 7.1(j) or (k) with respect to Borrower has occurred and is continuing, then all outstanding Loans together with all other amounts payable under the Loan Documents shall immediately become due and payable without presentment, demand, protest or notice of any kind, the obligation of L/C Issuer and Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and Borrower shall immediately Cash Collateralize the L/C Obligations, Borrower acknowledging and agreeing that L/C Issuer would not have an adequate remedy at law for failure by Borrower to honor any such demand and that L/C Issuer shall have the right to require Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

SECTION 8. AGENCY.

Section 8.1 Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints BMO Harris Bank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as otherwise provided in Section 8.6(b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third‑party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3 Exculpatory Provisions.

(a) Limitation of Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) Limitation of Liability. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.1 and 9.4), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or L/C Issuer.

(c) No Duty to Inquire. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Revolving Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

Section 8.6 Resignation of Administrative Agent.

(a) Notice of Resignation.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Administrative Agent as Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) Discharge of Duties.  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Section 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.7 Non‑Reliance on Agents and Other Lenders‑.  Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8 No Other Duties.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or L/C Issuer hereunder.

Section 8.9 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 9.5) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.5.

Section 8.10 Certain ERISA Matters .

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9. MISCELLANEOUS.

Section 9.1 No Waiver, Cumulative Remedies.  No delay or failure on the part of Administrative Agent, L/C Issuer or any Lender in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The rights and remedies hereunder of Administrative Agent, L/C Issuer and Lenders are cumulative to, and not exclusive of, any rights or remedies which Administrative Agent, L/C Issuer or any Lender would otherwise have.

Section 9.2 Non‑Business Days‑.  If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable.  In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Notices; Public Information.  Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:
(i) if to the Borrower, to it at Duluth Holdings Inc., 10 Countryside Drive, Belleville, WI 53508, Attention of David Loretta; Telephone No. (608) 424-1915; Email: dloretta@duluthtrading.com;
(ii) if to the Administrative Agent, to it at BMO Harris Bank N.A., 770 North Water Street, Milwaukee, WI 53202, Attention of John Howard; Telephone No. (414) 765-7946; Email: JohnM.Howard@bmo.com;

(iii) if to the L/C Issuer, to it at (A) BMO Harris Bank N.A., 250 Yonge Street, 11th Floor, Toronto ON, M5B 2L7, Canada, Attention of Irene Lee, Telephone No. (416) 598-6594; Email: Irene.Lee@bmo.com, and (B) BMO Harris Bank N.A., 770 North Water Street, Milwaukee, WI 53202, Attention of John Howard; Telephone No. (414) 765-7946; Email: JohnM.Howard@bmo.com; and

(iv) if to a Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(d) Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(e) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(f) Platform.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuer and the other Lenders by posting the Communications on the Platform.  The Borrower acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.

(ii) The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non‑infringement of third‑party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.

Waivers; Amendments.  No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, L/C Issuer or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege.  The rights, remedies, powers and privileges of the Administrative Agent, the L/C Issuer and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.1 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii)  L/C Issuer or each Swingline Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or a Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.10 (subject to the terms of Section 2.15) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided,  further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 7.1 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(2) Amendments, Etc.  Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i) extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article III or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);

(ii) reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(iii) postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv) change Section 2.14(a) or Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v) waive any condition set forth in Section 3.1 without the written consent of each Lender;
(vi) change Section 2.2(b) in a manner that would permit the expiration date of any Letter of Credit to occur after the Commitment Termination Date without the consent of each Lender;

(vii) change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(viii) release all or substantially all of the Collateral, or all or substantially all of the value of the Guaranty, without the written consent of each Lender;

provided,  further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) L/C Issuer, unless in writing executed by L/C Issuer and (C) any Swingline Lender, unless in writing executed by such Swingline Lender, in each case in addition to the Borrower and the Lenders required above.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

Section 9.5 Expenses; Indemnity; Damage Waiver.
Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of‑pocket expenses incurred by L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub‑agent thereof), each Lender and L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non‑Tax claim.

(c) Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub‑agent thereof), L/C Issuer, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), L/C Issuer, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent), L/C Issuer or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent), L/C Issuer or any such Swingline Lender in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(d).

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 9.6 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate and Pro rata Amounts.  Each partial assignment shall be made (A) as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, and (B) each assignment must include identical Applicable Percentages of the Revolving Loan, any Incremental Term Loan, the Delayed Draw Term A Loan and the Delayed Draw Term B  Loan (i.e., the Revolver Percentage assigned must be equal to the Delayed Draw Term A Loan Percentage, Delayed Draw Term B Loan Percentage and Incremental Term Loan Percentage assigned).

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Revolving Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of L/C Issuer and Swingline Lender shall be required.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.   The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, L/C Issuer, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16,  2.17, 2.18, and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.5(b) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.4(b)(i) through (v) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7 Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and Credit Events hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, L/C Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated.  The provisions of Sections 2.16, 2.17,  8,  9.5, and 9.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.8 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 9.9 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, L/C Issuer or any Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

Section 9.10 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or L/C Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.11 Governing Law; Jurisdiction; Etc.

(a) Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, L/C Issuer, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue.  The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.12 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13 Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.14 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self‑regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Facility; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such Information as a result of a breach of this Section.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.15 PATRIOT Act.  Each Lender subject to the PATRIOT Act hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

Section 9.16 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender.  Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

Section 9.17 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, L/C Issuer or any Lender, or the Administrative Agent, L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 9.18 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that:  (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and Arranger, the Administrative Agent, L/C Issuer, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Administrative Agent, L/C Issuer, any Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders are arm’s‑length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person; (ii) none of the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and none of the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Borrower or its Subsidiaries.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arranger, the Administrative Agent, the L/C Issuer, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.19 Acknowledgement and Consent to Bail‑In of ~~EEA~~Affected Financial Institutions‑.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write‑down and conversion powers of an ~~EEA~~applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write‑Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(ii) the effects of any Bail‑in Action on any such liability, including, if applicable:
(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the write‑down and conversion powers of any EEA Resolution Authority.

Acknowledgement Regarding any Supported QFCs.To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Liability or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages to Follow]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name: David Loretta

Title: Senior Vice President and Chief Financial Officer

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Administrative Agent”

BMO Harris Bank N.A.

By: ______________________________

Name: John M. Howard

Title: Senior Vice President

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“Lender”

BMO Harris Bank N.A.

By: ______________________________

Name: John M. Howard

Title: Senior Vice President

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in Item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in Item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:_________________________________________

_________________________________________

2.Assignee[s]:_________________________________________

_________________________________________

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.Borrower:Duluth Holdings Inc., a Wisconsin corporation

4.Administrative Agent:BMO Harris Bank N.A., as the administrative agent under the Credit Agreement

5.Credit Agreement:  The $130,000,000 Credit Agreement dated as of May 17, 2018 by and among Duluth Holdings Inc., a Wisconsin corporation, the Lenders parties thereto, and BMO Harris Bank N.A., as Administrative Agent

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.Trade Date:______________

[Page break]

Effective Date:   _____________ ___, 20___

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:_________________________________

Title:

[NAME OF ASSIGNOR]

By:_________________________________

Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:_________________________________

Title:

[NAME OF ASSIGNEE]

By:_________________________________

Title:

Consented to and Accepted:

BMO HARRIS BANK N.A., as
Administrative Agent

By:  _________________________________

Title:

Consented to:

[NAME OF RELEVANT PARTY]

By:  ________________________________

Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF BORROWING REQUEST

BORROWING REQUEST

Date:  __________________

To:BMO Harris Bank N.A., as Administrative Agent for the Lenders parties to the Credit Agreement dated as of May 17, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Duluth Holdings Inc., a Wisconsin corporation, certain Lenders which are parties thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.5 of the Credit Agreement, of the Borrowing specified below:

1.The aggregate amount of the proposed Borrowing is $______________.

2.The Business Day of the proposed Borrowing is _____________________.

3.The proposed Borrowing is to be a Borrowing of [Base Rate Loans] / [Eurodollar Loans].  If such proposed Borrowing is a Borrowing of Eurodollar Loans, the Interest Period thereof is ________________________.

4.The Borrowing is being advanced under the ___________________.

5.The proceeds of the proposed Borrowing shall be disbursed into Borrower’s Account No. _________________ with ________________________.

The undersigned hereby certifies, in his/her capacity as a Responsible Officer of Borrower and not in his/her individual capacity, that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)the requirements for the proposed Borrowing contained in Sections 2.3, 2.4 and 2.5 have been satisfied;

(b)the representations and warranties of Borrower contained in Section 4 of the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier therein) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier therein) as of such date); and

(c)no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

“Borrower”

Duluth Holdings Inc., a Wisconsin corporation

By: ______________________________________

Name:

Title:

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

INTEREST ELECTION REQUEST

Date:  __________________

To:BMO Harris Bank N.A., as Administrative Agent for the Lenders parties to the Credit Agreement dated as of May 17, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Duluth Holdings Inc., a Wisconsin corporation, certain Lenders which are parties thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.7 of the Credit Agreement, of the [conversion] / [continuation] of the Loans specified herein, that:

1.This Interest Election Request applies with respect to the Borrowing of ________________________.

2.The Business Day of the proposed [conversion] / [continuation] is __________________________.

3.The aggregate amount of the Loans to be [converted] / [continued] is $_______________.

4.The Loans are to be [converted into] / [continued as] [Eurodollar] / [Base Rate] Loans.

5.[The duration of the Interest Period of the Loans included in the [conversion] / [continuation] shall be ___________ months.]

The undersigned hereby certifies, in his/her capacity as a Responsible Officer of Borrower and not in his/her individual capacity, that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] / [continuation], before and after giving effect thereto:

(a)the representations and warranties of Borrower contained in Section 4 of the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier therein) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier therein) as of such date); and

(b)no Default or Event of Default has occurred and is continuing or would result from such proposed [continuation] / [conversion].

“Borrower”

Duluth Holdings Inc., a Wisconsin corporation

By: ______________________________________

Name:

Title:

EXHIBIT D-1

FORM OF DELAYED DRAW TERM A  NOTE

Delayed Draw Term Note

U.S. $_______________May 17, 2018

For Value Received, the undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Delayed Draw Term Loans made or maintained by the Lender to Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 2.11 of the Credit Agreement, together with interest on the principal amount of such Delayed Draw Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Delayed Draw Term Notes referred to in the Credit Agreement dated as of May 17, 2018, among Borrower, the Lenders and L/C Issuer parties thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon,  and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

[Signature on Following Page]

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name: David Loretta

Title: Senior Vice President and Chief Financial Officer

EXHIBIT D-2

FORM OF REVOLVING NOTE

Revolving Note

U.S. $_______________May 17, 2018

For Value Received, the undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Administrative Agent in Chicago Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of May 17, 2018, among Borrower, the Lenders and L/C Issuer parties thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

[Signature on Following Page]

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name: David Loretta

Title: Senior Vice President and Chief Financial Officer

EXHIBIT D-3

FORM OF DELAYED DRAW TERM B NOTE

Delayed Draw Term B Note

U.S. $_______________April 30, 2020

For Value Received, the undersigned, Duluth Holdings Inc., a Wisconsin corporation (the “Borrower”), hereby promises to pay to _________________________ (the “Lender”) or its registered assigns at the principal office of Administrative Agent in Chicago, Illinois (or such other location as Administrative Agent may designate to Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Delayed Draw Term Loans made or maintained by the Lender to Borrower pursuant to the Credit Agreement, on the Delayed Draw Term B Loan Maturity Date, together with interest on the principal amount of such Delayed Draw Term B Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Delayed Draw Term B Notes referred to in the Credit Agreement dated as of May 17, 2018, among Borrower, the Lenders and L/C Issuer parties thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon,  and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

[Signature on Following Page]

“Borrower”

DULUTH HOLDINGS INC.,

a Wisconsin corporation

By: ______________________________

Name: David Loretta

Title: Senior Vice President and Chief Financial Officer

EXHIBIT E-1

FORM OF FOREIGN LENDER CERTIFICATE (EXEMPTION OF PORTFOLIO INTEREST)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 17, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duluth Holdings Inc., a Wisconsin corporation, BMO Harris Bank N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

EXHIBIT E-2

FORM OF FOREIGN LENDER CERTIFICATE (NOT A BENEFICIAL OWNER)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 17, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duluth Holdings Inc., a Wisconsin corporation, BMO Harris Bank N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

EXHIBIT E-3

FORM OF FOREIGN LENDER CERTIFICATE (NOT A BENEFICIAL OWNER)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 17, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duluth Holdings Inc., a Wisconsin corporation, BMO Harris Bank N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

EXHIBIT E-4

FORM OF FOREIGN LENDER CERTIFICATE (DIRECT/INDIRECT PARTNER)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 17, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Duluth Holdings Inc., a Wisconsin corporation, BMO Harris Bank N.A., as administrative agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_________________________________

Name:

Title:

Date:  ________ __, 20[  ]

EXHIBIT F

FORM OF INCREMENTAL FACILITY REQUEST

To:BMO Harris Bank N.A., as Administrative Agent under the Credit Agreement described below

RE:Incremental Facility Request

This Incremental Facility Request is furnished to Administrative Agent pursuant to that certain Credit Agreement dated as of May 17, 2018, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies as of this _____ day of _________________, _______:

1.I am the duly elected ____________ of Duluth Holdings Inc.

2.A request is hereby made for [an increase in the Revolving Loan Commitment (an “Incremental Revolving Loan Commitment”)] / [an addition of new Incremental Term Loans (an “Incremental Term Loan Commitment,” and the term loan thereunder, an “Incremental Term Loan,” and each Incremental Term Loan Commitment, an “Incremental Term Loan Facility”)] in the amount of $__________________.

3.The date such [Incremental Revolving Loan Commitment] / [Incremental Term Loan Facility] is requested to be effective is ______________________________.

4.[The Incremental Term Loan requested hereunder is initially to be a [Eurodollar Loan] / [Base Rate Loan].  [The Interest Period for such Eurodollar Loan shall be _______________________].]

5.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries as required to complete this Incremental Facility Request.

6.As required by Section 2.24(c) of the Credit Agreement:

i.

No Default or Event of Default exists as of the date of this Incremental Facility Request, and no Default or Event of Default will exist after giving effect to such Incremental Facility, except as set forth below;

ii.

After giving effect to the relevant Incremental Facility, the Borrower will be in pro forma compliance with the each covenant set forth in Section 6.12 of the Credit Agreement for the most recently completed Fiscal Quarter of Borrower for which information has been (or is required to be) delivered to the Administrative Agent and calculated on a pro forma basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Facility) and related transactions;

iii.	Borrower has satisfied the Additional Rent Adjusted Leverage Ratio; and

iv.	The proceeds of such Incremental Facility shall be used solely as provided in Section 4.4 of the Credit Agreement.

7.Borrower has executed and delivered to Administrative Agent all amendments and Joinder Agreements to the Credit Agreement as required by Section 2.24(e) of the Credit Agreement.

Described below are the exceptions, if any, to Paragraph 6(i) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

The foregoing certifications are made and delivered as of the date first set forth above.

Duluth Holdings Inc.

By_________________________________

Name ______________________________

Title _______________________________

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Duluth Holdings Inc.

Compliance Certificate

To:BMO Harris Bank N.A., as Administrative Agent under, and the Lenders and L/C Issuer parties to, the Credit Agreement described below

This Compliance Certificate is furnished to Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Credit Agreement dated as of May 17, 2018, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.I am the duly elected ____________ of ___________________________________;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.The financial statements required by Section 5.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.The Schedule I hereto sets forth financial data and computations evidencing Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

_________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

Duluth Holdings Inc.

By________________________________

Name______________________________

Title ________________________________

Schedule I

to Compliance Certificate

Duluth Holdings Inc.

Compliance Calculations

for Credit Agreement dated as of May 17, 2018

Calculations as of _____________, _______

A.Maximum Rent Adjusted Leverage Ratio (Section 6.12(a))
1.Indebtedness for Borrowed Money of Borrower and its Subsidiaries	$___________
2.Indebtedness for Borrowed Money of any other Person which is guaranteed by Borrower or its Subsidiaries	$__________
3.Average calendar month end outstanding principal balance of the Revolving Loans	$___________
4. Outstanding principal balance of the Term Loans	$___________
~~4~~5.Aggregate rent and lease expenses for four prior Fiscal Quarters multiplied by five (5)	$___________
~~5~~6.Line A1 plus A2, A3, A4 and ~~A4~~A5 (“Rent Adjusted Total Funded Indebtedness”)	$___________
~~6~~7.Net Income for past 4 quarters	$___________
~~7~~8.Interest Expense for past 4 quarters	$___________
~~8~~9.Income taxes for past 4 quarters	$___________
~~9~~10.Depreciation and amortization expense for past 4 quarters	$___________
~~10~~11.Rent and lease expenses for past 4 quarters	$___________
~~11~~12.Non-cash capital stock or other equity interest	$___________

~~12~~13.Other non-cash items and extraordinary items	$___________
~~13~~14.Sum of Lines ~~A6~~A7 through ~~A12~~A13 (“EBITDAR”)	$___________
~~14~~15.Ratio of Line ~~A5~~A6 to ~~A13~~A14	____:1.0
15.Line ~~A14~~A15 ratio must not exceed	____:1.0
16.Borrower is in compliance (circle yes or no)	yes/no
B.Fixed Charge Coverage Ratio (Section 6.12(b))
1.Net Income for past 4 quarters	$___________
2.Interest Expense for past 4 quarters	$___________
3.Income taxes for past 4 quarters	$___________
4.Depreciation and amortization expense for past 4 quarters	$___________
5.Rent and lease expenses for past 4 quarters	$___________
6.Non-cash capital stock or other equity interest	$___________
7.Other non-cash items and extraordinary items	$___________
8.Sum of Lines B1 through B7 (“EBITDAR”)	$___________
9.Assumed Maintenance Capital Expenditures	$___________
10.Income taxes for the past 4 quarters	$___________
11.Restricted Payments for the past 4 quarters	$___________
12.Line B8 minus the sum of Lines B9, B10 and B11	$___________
13.Principal payments for past 4 quarters	$___________
14.Interest Expense for past 4 quarters	$___________
15.Rent and lease expenses for past 4 quarters	$___________
16.Sum of Lines B13, B14 and B15	$___________

17.Ratio of Line B12 to Line B16	____:1.0
18.Line B17 ratio must not be less than	____:1.0
19.Borrower is in compliance (circle yes or no)	yes/no

SCHEDULE 2.1

LENDER COMMITMENTS

Name of Lender	Revolving Commitment	Delayed Draw Term A Loan Commitment (as of the Closing Date)	Delayed Draw Term B Loan Commitment (as of the Amendment Number One Effective Date)
U.S. Bank National Association	$14,358,974.36	$8,974,358.97	$4,484,375.00
Wells Fargo Bank, N.A.	$14,358,974.36	$8,974,358.97	$0.00
KeyBank National Association	$14,358,974.36	$8,974,358.97	$4,484,375.00
BMO Harris Bank N.A.	$36,923,076.92	$23,076,923.09	$11,531,250.00
Total	$80,000,000.00	$50,000,000.00	$20,500,000.00

SCHEDULE 2.11

FISCAL QUARTER END

Month	Season	Period	Quarter	Weeks	2017		2018		2019		2020		2021		2022		2023	2024
					Per Begin	Per End	Per Begin	Per End	Per Begin	Per End	Per Begin	Per End	Per Begin	Per End	Per Begin	Per End	Per End	Per End
February	Spring	1	1	4	1/30/2017	2/26/2017	1/29/2018	2/25/2018	2/4/2019	3/3/2019	2/3/2020	3/1/2020	2/1/2021	2/28/2021	1/31/2022	2/27/2022	2/26/2023	2/25/2024
March	Spring	2	1	5	2/27/2017	4/2/2017	2/26/2018	4/1/2018	3/4/2019	4/7/2019	3/2/2020	4/5/2020	3/1/2021	4/4/2021	2/28/2022	4/3/2022	4/2/2023	3/31/2024
April	Spring	3	1	4	4/3/2017	4/30/2017	4/2/2018	4/29/2018	4/8/2019	5/5/2019	4/6/2020	5/3/2020	4/5/2021	5/2/2021	4/4/2022	5/1/2022	4/30/2023	4/28/2024
May	Spring	4	2	4	5/1/2017	5/28/2017	4/30/2018	5/27/2018	5/6/2019	6/2/2019	5/4/2020	5/31/2020	5/3/2021	5/30/2021	5/2/2022	5/29/2022	5/28/2023	5/26/2024
June	Spring	5	2	5	5/29/2017	7/2/2017	5/28/2018	7/1/2018	6/3/2019	7/7/2019	6/1/2020	7/5/2020	5/31/2021	7/4/2021	5/30/2022	7/3/2022	7/2/2023	6/30/2024
July	Spring	6	2	4	7/3/2017	7/30/2017	7/2/2018	7/29/2018	7/8/2019	8/4/2019	7/6/2020	8/2/2020	7/5/2021	8/1/2021	7/4/2022	7/31/2022	7/30/2023	7/28/2024
August	Fall	7	3	4	7/31/2017	8/27/2017	7/30/2018	8/26/2018	8/5/2019	9/1/2019	8/3/2020	8/30/2020	8/2/2021	8/29/2021	8/1/2022	8/28/2022	8/27/2023	8/25/2024
September	Fall	8	3	5	8/28/2017	10/1/2017	8/27/2018	9/30/2018	9/2/2019	10/6/2019	8/31/2020	10/4/2020	8/30/2021	10/3/2021	8/29/2022	10/2/2022	10/1/2023	9/29/2024
October	Fall	9	3	4	10/2/2017	10/29/2017	10/1/2018	10/28/2018	10/7/2019	11/3/2019	10/5/2020	11/1/2020	10/4/2021	10/31/2021	10/3/2022	10/30/2022	10/29/2023	10/27/2024
November	Fall	10	4	4	10/30/2017	11/26/2017	10/29/2018	11/25/2018	11/4/2019	12/1/2019	11/2/2020	11/29/2020	11/1/2021	11/28/2021	10/31/2022	11/27/2022	11/26/2023	11/24/2024
December	Fall	11	4	5	11/27/2017	12/31/2017	11/26/2018	12/30/2018	12/2/2019	1/5/2020	11/30/2020	1/3/2021	11/29/2021	1/2/2022	11/28/2022	1/1/2023	12/31/2023	12/29/2024
January	Fall	12	4	4*	1/1/2018	1/28/2018	12/31/2018	2/3/2019	1/6/2020	2/2/2020	1/4/2021	1/31/2021	1/3/2022	1/30/2022	1/2/2023	1/29/2023	1/28/2024	2/2/2025

SCHEDULE 4.2

SUBSIDIARIES

None.

SCHEDULE 4.23

PREMISES

(a)Owned Real Property.

Street Address	Brief Description of Current Use
170 Countryside Drive, P.O. Box 409, Belleville, WI 53508	Corporate headquarters and distribution center
1107 River Street, Belleville, WI 53508	Outlet store and call center

(b)Leased Real Property.

Street Address	Brief Description of Current Use	Lessor	Lease Term; Annual Rent
515 Commerce Parkway Verona, WI 53593	Returns Center	Contract Customizing, LLC	60 months; $184,000
100 S. First Street, Mt. Horeb, WI 53572	Innovation Center	Schlecht Retail Ventures, LLC	Month-to-month; $253,000
100 W. Main St., Mt. Horeb, WI 53572-1913	Flagship Store, office space, & parking lot	Schlecht Retail Ventures, LLC	120 months; $144,000 escalating
108 N. Franklin St., Port Washington, WI 53074-1901	Store	Schlecht Port Washington, LLC	120 months; $138,000 escalating
9801 Lyndale Ave. S, Bloomington, MN 55420-4730	Store	Wixon Properties, LLC	122 months; $226,000 escalating
300 E. Superior St., Duluth, MN 55802-2120	Store	WKK, Inc.	60 months; $92,000

252 57th Ave. NE, Fridley, MN 55432-5420	Store	ZCOF TL Fridley LLC	120 months; $220,000 escalating
2732 SE Delaware Ave., Ankeny, IA 50021-9322	Store	Woodside Business Park LLC	120 months; $110,000 escalating
320 S. Phillips Ave., Suite 100, Sioux Falls, SD 57104-6492	Store	320 Holdings, LLC	120 months; $165,000 escalating
151 N. 78th St., Suite 151, Omaha, NE 68114-3644	Store	Dakota UPREIT Limited Partnership	129 months; $312,000 escalating
400 Main St., La Crosse, WI 54601-3275	Store and part-time training center	Doerflinger’s Second Century, Inc.	60 months; $100,000
5190 Hoffman Blvd., Hoffman Estates, IL 60192-3730	Store	DTC Hoffman, LLC	181 months; $363,000 escalating
2966 Finley Rd., Downers Grove, IL 60515-1042	Store	PFF Main Street Chicago LLC	120 months; $208,000 escalating
197 E. Dekalb Pike, King of Prussia, PA 19406-2106	Store	D&P Associates	120 months; $326,000 escalating
11242 Bulloch Dr., Manassas, VA 20109-2232	Store	IBV-Immobilienfonds International 2 USA, LP	120 months; $188,000 escalating
18101 East Bass Pro Drive, Independence, MO 64055	Store	DTC Independence LLC	180 months; $368,000 escalating
13890 Cabela Pkwy., Noblesville, IN 46060-6706	Store	Cole DU Noblesville IN, LLC	180 months; $364,000 escalating
112 Burlington Mall Rd., Unite #2, Burlington, MA 01803-5300	Store	Vinebrook Plaza LLC	120 months; $294,000 escalating
18493 Hall Road, Macomb, MI 48044-4227	Store	Romeo Plank 59, LLC	132 months; $214,000 escalating
1000 Bald Hill Road, Warwick, RI 02886-0506	Store	Linear Retail Warwick #1 LLC	120 months; $203,000 escalating

9578 Civic Centre Blvd., West Chester, OH 45069-7135	Store	Scott Street Partners – X LLC	180 months; $383,000 escalating
1100 Robinson Centre Dr., Pittsburgh, PA 15205	Store	Agree Limited Partnership	180 months; $364,000 escalating
1439 Bass Pro Dr., St. Charles, MO 63301-2467	Store	G&I VI St. Charles Retail LLC	60 months; $156,000
16557 Washington St., Thornton, CO 80023-8971	Store	Site C LLC	120 months; $220,000 escalating
35455 Chester Rd., Avon, OH 44011-1256	Store	VEREIT DU Avon OH, LLC	180 months; $364,000 escalating
111 W. Main St., Suite #115, Louisville, KY 40202	Store	Main Street Revitalization, LLC	123 months; $222,000 escalating
9320 Hudson Rd., Woodbury, MN 55125-7002	Store	Woodbury – Palm LLC	120 months; $202,000 escalating
3990 Riverton Pkwy., Grandville, MI 49418	Store	GGP – Grandville LLC	180 months; $300,000 escalating
2310 W. Bluemound Rd., Waukesha, WI 53186	Store	CNLV DULWIMI LLC	180 months; $388,000 escalating
10900 Assembly Park Dr., Wixom, MI 48393	Store	VEREIT DU Waukesha WI, LLC	180 months; $364,000 escalating
8931 Old Seward Hwy., Suite A, Anchorage, AK 99515-2023	Store	Realty Income Corporation	168 months; $280,000 escalating
2261 Rustad Lane East, West Fargo, ND 58078-3702	Store	VEREIT Real Estate, LP	180 months; $364,000 escalating
12300 N. Parker Ave., Portland, OR 97217-7824	Store	Port Arthur, LLC	120 months; $327,000 escalating
5318 N. Nevada Ave., Colorado Springs, CO 80918	Store	North Nevada Retail Ventures, LLC	120 months; $275,000 escalating
2510 W. Loop 289, Lubbock, TX 79407	Store	Pagosa Partners IV, LTD	120 months; $218,000 escalating

3651 Interstate 35 North, Denton, TX 76207	Store	KTJ 303, LLC	180 months; $364,000 escalating
9061 Lyra Dr., Columbus, OH 43240	Future store	KTJ 306, LLC	180 months; $324,000 escalating
620 E. Interstate 20, Arlington, TX 76018	Future store	KTJ 304, LLC	180 months; $364,000 escalating
6617 SW 3rd Street, Oklahoma City, OK 73128	Future store	Westgate Marketplace Developers II, LLC	120 months; $249,000 escalating
55 Maine Mall Road, South Portland, ME 04106	Future store	KTJ 307, LLC	180 months; $324,000 escalating
1132 S. Koeller St., Oshkosh, WI 54902-6171	Outlet store and call center	Koeller One LLC	60 months; $98,000
307 Main St., Red Wing, MN 55066-2322	Outlet store	Doerflinger’s Second Century, Inc.	120 months; $47,000
134 2nd Avenue North, Nashville, TN 37201	Future store	Trustees Garden Development, LLC	120 months; $420,000 escalating
Bozeman, MT	Future store	KTJ 305, LLC	180 months; $364,000 escalating
475 Lillard Drive, Sparks, NV 89434	Distribution center	GEODIS Logistics LLC	36 months; $355,000
80 S. Middlesex Road, Carlisle, PA 17015	Distribution center	GEODIS Logistics LLC	37 months; $659,000
2581 Highway 92, Mt. Horeb, WI 53572	Storage space	Z&L Properties	Month-to-month; $23,000
1208 Northport Road, Portage, WI 53901	Storage space	Northport Road Rentals LLC	Month-to-month; $61,000

SCHEDULE 6.1

PERMITTED INDEBTEDNESS

Capital Lease dated October 31, 2013 between WKK, Inc. and Duluth Holdings Inc.

Capital Lease between GFC Leasing, a division of Gordon Flesch Co. Inc. and Duluth Holdings, Inc.

SCHEDULE 6.2

PERMITTED LIENS

UCC Financing Statement No. 170003833926 filed March 27, 2017 naming Duluth Holdings Inc. as debtor and GFC Leasing, a division of Gordon Flesch Co. Inc. as secured party.

SCHEDULE 6.3

PERMITTED INVESTMENT

Certificate No. 6 dated September 28, 2017 representing a 23.5730530% Fractional Undivided Interest in the Duluth (Mount Horeb, WI) CTL Pass-Through Trust.